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                                                                   EXHIBIT 10.17

                       LICENSE AND COLLABORATION AGREEMENT

      THIS LICENSE and COLLABORATION AGREEMENT (together with the exhibits attached hereto which are hereby incorporated by reference, the "Agreement") is made and entered into as of the 28th day of January 2004 (the "Effective Date") by and between Genelabs Technologies, Inc., a California corporation having its principal place of business at 505 Penobscot Drive, Redwood City, California, United States 94063 ("Genelabs"), and Tanabe Seiyaku Co., Ltd., a Japanese corporation having its principal office at 2-10 Dosho-machi 3-chome, Chuo-ku, Osaka, Japan ("Tanabe").

                                    RECITALS

      WHEREAS, Genelabs is a pharmaceutical company engaged in the research, development and commercialization of drugs, including a proprietary product containing dehydroepiandrosterone, also known as prasterone, which is currently being developed in the United States ("U.S.") and Europe for systemic lupus erythematosus ("SLE");

      WHEREAS, Tanabe is a pharmaceutical company interested in entering into a business relationship with Genelabs for the development, registration and commercialization of Tanabe Products (as hereinafter defined) in Japan;

      WHEREAS, Tanabe desires to develop and commercialize Tanabe Products (as such term is hereinafter defined) in Japan under the terms and conditions set forth in this Agreement;

      WHEREAS, Tanabe desires to obtain, and Genelabs is willing to grant to Tanabe, an exclusive license to certain Genelabs patents and Prasterone-related know-how to develop, register and commercialize Tanabe Products in Japan, on the terms and conditions provided in this Agreement; and

      WHEREAS, Tanabe desires to purchase through Genelabs, and Genelabs is willing to arrange for the supply to Tanabe of, API (as hereinafter defined) and, if applicable, Tanabe Products (as hereinafter defined) to Tanabe for use in developing, registering and commercializing Tanabe Products in Japan in accordance with this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the parties hereby agree as follows:

                                    AGREEMENT

1.    DEFINITIONS

As used herein, the following terms shall have the following meanings:

            1.1 "AFFILIATE" means any entity that, directly or indirectly, through one or more intermediates, is (and for so long as it is) controlled by, controls, or is under common control with Tanabe or Genelabs, as the case may be, as of or after the Effective Date. For purposes of this definition only, the term "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether by ownership of voting stock or partnership interest, by contract or otherwise, including direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question; provided, however, that if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

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            1.2   "API" shall mean the bulk active pharmaceutical ingredient
Prasterone.

            1.3 "APPLICABLE LAWS" means all applicable laws, rules, regulations and guidelines within or without the Territory that may apply to the development, marketing or sale of Tanabe Products in the Territory or the performance of either party's obligations under this Agreement including without limitation laws, regulations and guidelines governing the import, export, development, manufacture, marketing, distribution and sale of Tanabe Products in the Territory, to the extent applicable and relevant, and including all Current Good Manufacturing Practices (and applicable ICH rules and guidelines, such as the International Conference on Harmonization Guidelines, Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients), current Good Clinical Practices standards, guidelines promulgated by the FDA and the Competent Authorities, including trade association guidelines, where applicable, as well as U.S. export control laws.

            1.4 "COGS" means the total amount charged to Genelabs by Genelabs' Third Party manufacturer for API and/or Prasterone Product supplied by Genelabs to or for Tanabe pursuant to Article 7, together with any delivery, freight, handling, testing, storage, taxes, tariffs, duties and insurance related expenses if incurred by or charged to Genelabs in connection with such supply.

            1.5 "COMPETENT AUTHORITIES" means collectively the entities responsible for the regulation of medicinal products intended for human use in Japan, including the Pharmaceutical and Medical Safety Bureau within the Japanese Ministry of Health, Labour and Welfare ("MHLW").

            1.6 "CURRENT GOOD MANUFACTURING PRACTICES" or "CGMP" means the applicable regulations set forth in 21 C.F.R. Subchapter C (Drugs) and Subchapter H (Medical Devices), including Parts 210-211, 312, 808, 812 and 820, and the requirements thereunder imposed by the FDA, and the equivalent regulations and requirements in jurisdictions outside the U.S.

            1.7 "FDA" means the U.S. Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the U.S.

            1.8 "FIELD" means the treatment and/or prevention of disease, disorders or other conditions in humans.

            1.9 "GENELABS CLINICAL DATA" means any Results, owned, generated, developed, created or originated in connection with (a) pre-clinical or clinical trials or testing of Prasterone Products or (b) other development efforts with respect to Prasterone Products, by Genelabs and/or its Affiliates (including by employees, consultants and Third Party contractors working on behalf of Genelabs or its Affiliates) and/or Genelabs Licensees and/or Third Party licensors, to the extent Genelabs has the right under its agreements with such licensees and/or licensors to provide or to sublicense such Results to Tanabe and solely in accordance with Sections 2.4 and/or 2.5 hereunder.

            1.10 "GENELABS IMPROVEMENTS" means all Improvements invented, owned, developed, created or conceived by Genelabs and/or its Affiliates (including by employees, consultants or Third Party contractors (excluding manufacturers) working on behalf of Genelabs or its Affiliates) and/or Genelabs Licensees and/or Third Party licensors, to the extent Genelabs has the right under its agreements with such licensees and/or such Third Party licensors to provide or to sublicense such Improvements to Tanabe and solely in accordance with Section 2.6 hereunder.

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            1.11  "GENELABS IMPROVEMENT PATENTS" means those Patents covering or claiming Genelabs Improvements, or the manufacture or use thereof.

            1.12 "GENELABS KNOW-HOW" means all intellectual property and proprietary rights, excluding any trademark rights and patent rights (but including, without limitation, all trade secret, know-how, and copyright rights), in, to and under Technology that is (a) invented, developed, created or conceived by Genelabs, its Affiliates and/or Genelabs Licensees (including by employees, consultants or Third Party contractors (excluding manufacturers) working on behalf of Genelabs, its Affiliates and/or Genelabs Licensees) and/or Third Party licensors, (b) owned by Genelabs, its Affiliates and/or Genelabs Licensees and/or Third Party licensors, (c) useful or necessary for the manufacture, use or sale of Tanabe Products in the Field in the Territory and
(d) solely to the extent that Genelabs has the right under its agreements with Genelabs Licensees and/or Third Party licensors to license such rights to Tanabe hereunder. Genelabs Know-How shall not include Genelabs Improvements or Genelabs Clinical Data.

            1.13. "GENELABS LICENSEES" has the meaning set forth in Section 5.4.

            1.14 "GENELABS PATENTS" means Patents listed in Exhibit A together with any patents issued thereon or claiming priority back thereto. Genelabs Patents shall not include Genelabs Improvement Patents or Genelabs Clinical Data.

            1.15 "GOOD LABORATORY PRACTICES" or "GLP" means the regulations set forth in 21 C.F.R. Part 58 and the requirements thereunder imposed by the FDA, and the equivalent thereof in jurisdictions outside the U.S..

            1.16 "IMPROVEMENT" means any information, discoveries, processes, procedures, devices, compositions of matter, know-how, trade secrets, designs, formulae, specifications, methods, techniques, technical information, concepts, developments or inventions which is useful or necessary to the manufacture, use or sale of Prasterone Products and which is invented, generated, or otherwise acquired on or after the Effective Date.

            1.17 "JOINT PATENT(S)" means any Patent claiming a Joint Invention (as such term is defined in Section 9.1(a)); provided however that Joint Patents shall not include patents covering Genelabs Improvements or Tanabe Improvements.

            1.18 "NDA" means a new drug application and any related registrations or notifications to the FDA, or any comparable application in Japan and related registrations or notifications.

            1.19 "NET SALES" means the amount billed or billable by Tanabe, its Affiliates and/or Tanabe Sublicensees for sales, transfers or other dispositions of Tanabe Products to Third Parties, less the following deductions or allowances: (a) transportation and freight charges relating to Tanabe Product, including handling and insurance relating thereto allocated in accordance to Generally Accepted Accounting Principles in Japan but applied consistently with their application to sales and other dispositions of other Tanabe products; (b) sales taxes, exercise taxes, and other taxes (but excluding all income taxes) and duties paid by Tanabe, its Affiliate or sublicensees in relation to Tanabe Product imposed upon the importation, use or sale of such Tanabe Product; (c) customary trade, quantity and cash discounts allowed and actually taken on Tanabe Product; (d) credit for returns, refunds, rebates and allowance, or trades to customers for returned or recalled Tanabe Product; (e) chargebacks for uncollectible accounts provided however that any deduction or allowance taken by Tanabe in any Tanabe fiscal year for such chargebacks shall not exceed one percent (1%) of Net Sales for such fiscal year, and (f) customary product rebates and product charge backs allowed and actually taken including those

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granted to the wholesalers in the Territory. Tanabe Products provided free of charge for compassionate use or other charitable purposes, the value of such supply (based on the price to wholesalers) not to exceed one percent (1%) of Net Sales in the Tanabe fiscal year of such supply, and transfers between Tanabe and Tanabe Sublicensees (provided that such Sublicensees are not the end users of Tanabe Products) shall not be included in the computation of Net Sales hereunder.

            1.20 "PATENT(S)" means patents, inventors' certificates and patent applications, together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

            1.21 "PRASTERONE" means dehydroepiandrosterone, including all synthetic and natural forms thereof.

            1.22 "PRASTERONE PRODUCT" means any pharmaceutical product in which Prasterone, including dehydroepiandrosterone Polymorph I and all synthetic and natural forms thereof, is an active pharmaceutical ingredient, alone or together with any other ingredient or component.

            1.23. "PRODUCT DEVELOPMENT PLAN" means the development plans outlining the activities to be conducted by or for Tanabe to develop and obtain Regulatory Approvals for Tanabe Products as set forth in Article 2, as amended from time to time in accordance with Section 2.3.

            1.24 "REGULATORY APPROVAL" means approval by the Competent Authorities having jurisdiction over a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make (if applicable) and sell pharmaceuticals commercially in Japan.

            1.25 "RESULTS" means any research, pre-clinical, clinical, development, post-marketing studies or other testing results, data or related information or technology generated, developed, created or originated prior to or during the term of this Agreement relating to Prasterone Products.

            1.26 "SLE" shall have the meaning given thereto in the first "whereas" clause of this Agreement.

            1.27 "TANABE CLINICAL DATA" means any Results owned, generated, developed, created or originated in connection with (a) pre-clinical or clinical trials or testing of Prasterone Products or (b) other development efforts with respect to Prasterone Products, by Tanabe, its Affiliates, and/or Tanabe Sublicensees (including employees, consultants and Third Party contractors working on behalf of Tanabe, its Affiliates and/or Tanabe Sublicensees) and/or Third Party licensors, to the extent Tanabe has the right under its agreements with its Third Party licensors to provide or to sublicense such Results to Genelabs and solely in accordance with Section 2.5 hereunder.

            1.28 "TANABE IMPROVEMENTS" means all Improvements which are owned, invented, developed, created or conceived by Tanabe, its Affiliates and/or Tanabe Sublicensees (including by employees, consultants or other Third Party contractors working on behalf of Tanabe, its Affiliates and/or Tanabe Sublicensees) and/or Third Party licensors, to the extent Tanabe has the right under its agreements with its Third Party licensors to provide or to sublicense such Improvements to Genelabs and solely in accordance with Section 2.6 hereunder.

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            1.29  "TANABE IMPROVEMENT PATENTS" means those Patents covering or claiming Tanabe Improvements, or the manufacture or use thereof.

            1.30 "TANABE PRODUCT(S)" means a Prasterone Product developed under this Agreement by or for Tanabe.

            1.31 "TANABE SUBLICENSEE(S)" means any Third Party to whom Tanabe has granted a sublicense under all or any part of the rights granted to it by Genelabs under this Agreement in accordance with Section 3.2.

            1.32 "TECHNOLOGY" means, to the extent related to Prasterone, any technical information; ideas; discoveries; knowledge; know-how; skill; experience; concepts; data; processes; procedures; methods; techniques; protocols; formulae; trade secrets; inventions (whether or not patentable); media; research tools; compositions; software; hardware; instruments; documents; works of authorship; formulations; and other physical, chemical or biological materials and information, including, without limitation, clinical and regulatory strategies; test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, manufacturing, patent, marketing and legal data or descriptions; apparatus; devices; chemical formulations; compound compositions of matter; product samples; assays and similar information and inventions.

            1.33  "TERRITORY" means Japan.

            1.34 "THIRD PARTY" means any person or entity other than Tanabe or Genelabs or an Affiliate of Tanabe or Genelabs.

            1.35 "VALID CLAIM" means (a) any claim of an issued and unexpired Patent which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending patent application. Notwithstanding Section 1.35(b) above, in the event that a pending claim in a pending patent application does not issue as a valid and enforceable claim in an issued patent within five (5) years after the earliest priority date of such patent application, such a pending claim shall not be a Valid Claim, unless and until such pending claim subsequently issues as a claim in an issued patent, in which case such claim shall be reinstated and be deemed to be a Valid Claim as of the date of issuance of such patent provided that it otherwise falls within the definition of this Section 1.35(a).

2.    DEVELOPMENT PROGRAM.

            2.1 DEVELOPMENT AND COMMERCIALIZATION OF TANABE PRODUCT. Tanabe shall (a) use its commercially reasonable effort in conducting the development (including the filing and obtaining of Regulatory Approvals) and commercialization of Tanabe Products in the Territory, and (b) conduct such efforts in accordance with the Product Development Plan, the Commercialization Plan (as defined in Section 5.2), this Agreement and all Applicable Laws applicable to the development, registration, manufacture, use, sale, offer for sale, and importation of Tanabe Products by or on behalf of Tanabe. Tanabe shall exercise commercially reasonable diligent efforts to develop, obtain Regulatory Approval of and commercialize Tanabe Products in the Territory.

            2.2 JOINT STEERING COMMITTEE. Promptly after the Effective Date, the parties will form a Joint Steering Committee ("JSC"). The JSC will oversee, at a strategic level, the development and commercialization of Tanabe Products as contemplated by this Agreement by coordinating the

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development and commercialization efforts of Tanabe in the Territory with the goal of maximizing sales of Tanabe Products. Accordingly, in addition to the specific matters addressed elsewhere in this Agreement, and subject to the other provisions of this Agreement, the JSC shall oversee all Tanabe Product related activities in the Territory and shall (i) determine the specific goals for the development of Tanabe Products and the priorities thereof, (ii) monitor the progress and results of the development process, (iii) review the objectives and strategies of Tanabe's commercialization plans and other commercialization information provided by Tanabe, (iv) monitor Tanabe's progress towards such goals and objectives, (v) facilitating communication and information sharing between the parties with respect to development and commercialization of Tanabe Products, and (vi) undertake, review and approve such other matters as are provided for the JSC under this Agreement or as may be mutually agreed by the parties.

                  (a) COMPOSITION, ETC. The JSC shall consist of two (2) senior members from each party with appropriate authority. The composition of the JSC may change based on the stage of the development and commercialization of Tanabe Products. Each party will provide reasonable written notice to the other party of any change in its representatives on the JSC. In addition to generally overseeing Tanabe Product development and commercialization, facilitating communication and information sharing between the parties and managing Joint Inventions and Joint Patents, the JSC shall approve and oversee Tanabe's Tanabe Product development strategies, development timelines, marketing plans and annual sales forecast for the Territory.

                  (b) MEETINGS. The JSC will meet at least every six (6) months or at least two (2) times per year either in person or through tele/video-conference. If in person, meeting location will generally alternate between Tanabe's facility in Osaka, Japan and Genelabs' facility in Redwood City, California unless otherwise agreed by the parties. The host of each meeting will serve as chair thereof. In addition, teleconference meetings may be held on a regular basis, as needed, to discuss data and progress of Tanabe Products. The JSC will keep meeting minutes and prepare a written semi-annual progress report for respective internal senior management review. Each party shall bear all of its own travel, lodging, meals and other costs and expenses properly allocable to the participation of its representatives on the JSC.

                  (c) DISPUTES. The JSC shall resolve all issues by consensus (i.e., by unanimous vote of all four (4) members). In the event that the JSC is unable to resolve any disputes with respect to issues or matters under its consideration, the JSC shall refer such dispute to the chairman of the board, President, or the Chief Executive Officer of each party in writing, reasonably describing such dispute and the respective positions of the parties. The party executives shall meet in person or by video-conference within thirty (30) days after receiving such notice. If such executive mediation is unable to resolve such dispute, Tanabe shall have the deciding vote; provided however that Tanabe shall not have the deciding vote where the dispute involves the filing, prosecution, maintenance, enforcement and/or defense of Joint Patent or treatment of Joint Inventions, in which case, the parties shall invoke a neutral decision making process involving neutral third parties (e.g. arbitration) for final resolution in accordance with the provisions set forth in Section 17.1. For the avoidance of doubt, the JSC shall have no authority over determinations concerning whether a party has complied with the terms and conditions of this Agreement, including without limitation, disputes relating to the triggering and payment of milestones under Section 6.2.

            2.3 PRODUCT DEVELOPMENT PLAN. Within six (6) months after the Effective Date, Tanabe shall submit to the JSC a proposed Product Development Plan, which is reasonably designed to successfully develop and obtain Regulatory Approval for Tanabe Products for SLE indications. For clarity, the decision on which subcategory of the SLE indications (e.g. steroid reduction or prevention of bone mineral density ("BMD") loss) to be pursued shall be determined by Tanabe. The JSC shall review

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and approve the Product Development Plan and any and all amendments thereto.
Tanabe shall, at its own cost and expense, conduct the development and regulatory activities specified in, and in accordance with, the Product Development Plan to obtain the Regulatory Approval of Tanabe Products in the Territory. Tanabe shall also provide quarterly written updates summarizing its progress under the Product Development Plan in reasonable detail for the JSC's review.

            2.4   SHARING OF RESULTS AND TECHNOLOGY

                  (a) Genelabs shall provide Tanabe a copy of its existing electronic version of NDA No. 21-239 and EMEA/H/C/531, which electronic version may not include the full NDA filing in its entirety, and an index thereto, also in electronic form, upon the Effective Date. Thereafter, during the term of the Agreement, in addition to sharing of information at JSC meetings, (i) Genelabs shall share with Tanabe Genelabs Improvements, Genelabs Know-How and Genelabs Clinical Data obtained by or for Genelabs after the Effective Date, to the extent necessary or useful for Tanabe to develop, manufacture, use or sell Tanabe Products in the Territory, including the preparation of regulatory filings or fulfillment of regulatory obligations related to Tanabe Products and
(ii) Tanabe shall share with Genelabs know-how within the Tanabe Improvements and Tanabe Clinical Data obtained by or for Tanabe, to the extent necessary or useful for Genelabs to develop, manufacture, use or sell Prasterone Products outside the Territory. Notwithstanding anything herein to the contrary, disclosure by Genelabs to a Genelabs Licensee of such know-how of Tanabe and Tanabe Clinical Data for use by such licensee shall be limited by Genelabs, on a case by case basis, to the same extent that such Genelabs Licensee limits the disclosure to and use by Tanabe of such licensee's Results or Improvements under such licensee's agreement with Genelabs. For portions of NDA No. 21-239 and EMEA/H/C/531 not made available to Tanabe in electronic format and/or underlying information which is referred to or summarized in such regulatory filings (including without limitation underlying raw data), Genelabs agrees to provide, at Genelabs' expense, to Tanabe one copy of any of such portions or information which are in Genelabs' possession, to the extent not previously provided to Tanabe, within thirty (30) days after Tanabe's written request identifying such requested portion or information in reasonable detail (e.g., by title and date of document or by reference to the applicable citation in the regulatory filings) and Tanabe's reasonable basis for such request.

                  (b) Without limiting the information sharing obligations set forth above in Section 2.4(a), Genelabs agrees that it will make available to Tanabe any material correspondence between Genelabs and the FDA or U.S. Drug Enforcement Agency ("DEA") in Genelabs' possession after the Effective Date, which is not otherwise publicly available to Tanabe, and disclose any material actions taken by Genelabs, the FDA or the DEA, which (i) relates to Genelabs' submissions under NDA No. 21-239 and/or EMEA/H/C/531 bearing on the SLE indication and necessary for Tanabe's fulfillment of its obligations to obtain regulatory approval for the Tanabe Product in the Territory, (ii) relates to Genelabs' petition to the FDA and the DEA to obtain a reclassification of dehydroepiandrosterone from dietary supplements or (iii) which is material and, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on (A) Genelabs' clinical development program for the Prasterone Product for SLE indications or (B) the manufacture or supply of API or Prasterone Product for SLE indications by or for Genelabs as contemplated under Section 2.7 and/or Section 5.3. To the extent permissible under Genelabs' Third Party agreements, including the agreements with Genelabs Licensees and/or Third Party licensors, Genelabs agrees to grant to Tanabe the exclusive, sublicensable, royalty-free right under the non-patented rights in, to and under Genelabs Clinical Data obtained by or for Genelabs from Genelabs Licensees and/or Third Party licensors including Watson Pharmaceuticals, Inc., to make, have made, use, sell, offer for sale and import Tanabe Products in the Field in the Territory.

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            2.5   THIRD PARTY CLINICAL DATA.

                  (a) With respect to inventions arising out of Tanabe Clinical Data that is covered by a Valid Claim within a Patent owned by Tanabe, its Affiliate or Sublicensee (such Patent being a "Tanabe Clinical Data Patent"), Genelabs shall have an option to license under the following terms. Tanabe shall notify Genelabs upon the filing of any Tanabe Clinical Data Patent. If Genelabs elects to license such Tanabe Clinical Data Patent from Tanabe, it shall provide written notice thereof to Tanabe within six (6) months of receiving Tanabe's notice of filing and, if Genelabs so elects, Tanabe agrees to grant and hereby grants to Genelabs an exclusive, fully sublicensable, royalty-bearing license under all such Tanabe Clinical Data Patents to develop, make, use, sell, offer for sale and import Prasterone Products in the Field on a world-wide basis outside the Territory, such license to be subject to mutually agreed upon reasonable terms and conditions negotiated by the parties in good faith and to be effective upon Genelabs' giving of notice of its intention to license such Tanabe Clinical Data Patents. Prior to the expiration of the foregoing six (6) month option period, Tanabe shall not license or otherwise encumber such Tanabe Clinical Data Patents to the extent it relates to the scope of the license set forth in this Section. Tanabe's license to Genelabs under Tanabe's non-patent rights in, to and under Tanabe Clinical Data shall be governed by Section 3.3.

                  (b) With respect to Results owned, invented, generated, developed, created, originated or conceived by Third Parties (other than Tanabe Sublicensees which is addressed in Section 3.2) and licensed to Tanabe after the Effective Date (collectively, "Tanabe Third Party Results"), Tanabe shall provide prompt written notice to Genelabs describing such Tanabe Third Party Results in reasonable detail, subject to appropriate confidentiality obligations. If Genelabs is interested in receiving a license under such Tanabe Third Party Results, Genelabs shall provide written notice of such interest to Tanabe within six (6) months after Tanabe's notice hereunder and Tanabe shall use commercially reasonable efforts to provide for such Tanabe Third Party Results to be sublicensed to Genelabs hereunder at minimal cost; provided, however that Genelabs must first agree to pay for any royalties or other payments due to such Third Party on account of the grant of such sublicense to, or the exercise of such sublicense by, Genelabs. Tanabe Third Party Results shall only be included in Tanabe Clinical Data and licensed to Genelabs under Sections 2.4 (b) and 3.3 hereunder if the Third Party grants Tanabe the right to sublicense such Tanabe Third Party Results to Genelabs and Genelabs agrees to receive a license under such Tanabe Third Party Results (at its option) and to pay for any royalties or other payments resulting from such sublicense or the exercise thereof.

                  (c) With respect to Results owned, invented, generated, developed, created, originated or conceived by Third Parties and licensed to Genelabs after the Effective Date (collectively, "Genelabs Third Party Results"), Genelabs shall provide prompt written notice to Tanabe describing such Genelabs Third Party Results in reasonable detail, subject to appropriate confidentiality obligations. If Tanabe is interested in receiving a license under such Genelabs Third Party Results, Tanabe shall provide written notice of such interest to Genelabs within six (6) months after Genelabs' notice hereunder and Genelabs shall use commercially reasonable efforts to provide for such Genelabs Third Party Results to be sublicensed to Tanabe hereunder at minimal cost; provided, however that Tanabe must first agree to pay for any royalties or other payments due to such Third Party on account of the grant of such sublicense to, or the exercise of such sublicense by, Tanabe. Genelabs Third Party Results shall only be licensed to Tanabe if the Third Party grants Genelabs the right to sublicense such Genelabs Third Party Results to Tanabe and Tanabe agrees to receive a license under such Genelabs Third Party Results (at its option) to pay for any royalties or other payments resulting from such sublicense or the exercise thereof.

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            2.6   THIRD PARTY IMPROVEMENTS

                  (a) With respect to Improvements owned, invented, generated, developed, created, originated or conceived by Third Parties (other than Tanabe Sublicensees which is addressed in Section 3.2) and licensed to Tanabe after the Effective Date (collectively, "Tanabe Third Party Improvements"), Tanabe shall provide prompt written notice to Genelabs describing such Tanabe Third Party Improvements in reasonable detail, subject to appropriate confidentiality obligations. If Genelabs is interested in receiving a license under such Tanabe Third Party Improvements, Genelabs shall provide written notice of such interest to Tanabe within six (6) months after Tanabe's notice hereunder and Tanabe shall use commercially reasonable efforts to provide for such Tanabe Third Party Improvements to be sublicensed to Genelabs hereunder at minimal cost; provided, however that Genelabs must first agree to pay for any royalties or other payments due to such Third Party on account of the grant of such sublicense to, or the exercise of such sublicense by, Genelabs. Tanabe Third Party Improvements shall only be included in Tanabe Improvements and licensed to Genelabs under
Section 9.4(b) hereunder if the Third Party grants Tanabe the right to sublicense such Third Party Improvements to Genelabs and Genelabs agrees to receive a license under such Tanabe Third Party Improvements (at its option) and to pay for any royalties or other payments resulting from such sublicense or the exercise thereof.

                  (b) With respect to Improvements owned, invented, generated, developed, created, originated or conceived by Third Parties and licensed to Genelabs after the Effective Date (collectively, "Genelabs Third Party Improvements"), Genelabs shall provide prompt written notice to Tanabe describing such Genelabs Third Party Improvements in reasonable detail, subject to appropriate confidentiality obligations. If Tanabe is interested in receiving a license under such Genelabs Third Party Improvements, Tanabe shall provide written notice of such interest to Genelabs within six (6) months after Genelabs' notice hereunder and Genelabs shall use commercially reasonable efforts to provide for such Genelabs Third Party Improvements to be sublicensed to Tanabe hereunder at minimal cost; provided, however that Tanabe must first agree to pay for any royalties or other payments due to such Third Party on account of the grant of such sublicense to, or the exercise of such sublicense by, Tanabe. Genelabs Third Party Improvements shall only be licensed to Tanabe if the Third Party grants Genelabs the right to sublicense such Genelabs Third Party Improvements to Tanabe and Tanabe agrees to receive a license under such Genelabs Third Party Improvements (at its option) and to pay for any royalties or other payments resulting from such sublicense or the exercise thereof.

            2.7 ADVERSE DRUG EVENT REPORTING. If either party becomes aware of any serious adverse event relating to the API, Prasterone Product or Tanabe Product, such party shall promptly inform the other of such event and comply with Applicable Laws with respect to the reporting and treatment of such event.

3.    LICENSE GRANTS.

            3.1 LICENSE TO TANABE. Subject to the terms and conditions of this Agreement, Genelabs hereby grants to Tanabe (a) a nontransferable (except in accordance with Section 18.2), royalty bearing, exclusive license (exclusive even as to Genelabs) in the Territory, including the right to grant sublicenses (in accordance with Section 3.2), under all of Genelabs' right, title and interest, in, to and under Genelabs Patents, Genelabs Know-How, Genelabs Clinical Data, Joint Patents and Genelabs Improvement Patents to develop, register, make and have made, use, sell, offer to sell, and import Tanabe Products (and to have such rights exercised on Tanabe's behalf by Third Parties) within the Field and in the Territory and (b) a nontransferable (except in accordance with Section 18.2), royalty-free exclusive license (exclusive even as to Genelabs) in the Territory, including the right to grant sublicenses (in accordance with Section 3.2) under all of Genelabs' right, title and interest in, to and under intellectual property rights covering non-patented Genelabs Improvements to develop, register, make and have made, use, sell, offer to sell, and

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                                       9

                                             ** CONFIDENTIAL TREATMENT REQUESTED

import Tanabe Products (and to have such rights exercised on Tanabe's behalf by Third Parties) within the Field and in the Territory. The foregoing license is subject to Genelabs' right to make, supply and import Tanabe Products for sale by Tanabe or its designees in the Territory, and Tanabe's right to purchase the same for sale by itself or its designees, both in accordance with this Agreement and the M&S Agreement (as defined in Section 7.2). Genelabs agrees that Tanabe may appoint one or more Third Party contractors to exercise Tanabe's rights or fulfill Tanabe's obligations under this Agreement after receiving Genelabs' prior written consent to such appointment; provided however that contract research organizations and/or contract sales forces appointed by Tanabe, in the ordinary course of business and subject to consultation with the JSC, to exercise Tanabe's rights or to fulfill Tanabe's obligations under this Agreement shall not require Genelabs' prior written consent thereto. In such case, Tanabe shall first obtain from such Third Party contractors the written agreements under which they undertake substantially the same obligations of Tanabe under this Agreement, including without limitation obligations with respect to confidentiality and licensing of intellectual property, and Tanabe shall be responsible for the performance of the obligations by them.

            3.2 SUBLICENSE RIGHTS. Tanabe shall be entitled to sublicense the rights granted to it under Section 3.1 and 15.2 subject to Genelabs' prior written approval. Accordingly, prior to entering into any such sublicense with a Third Party, Tanabe shall provide to Genelabs (a) a copy of a reasonably detailed termsheet between Tanabe and such Third Party in English translation for Genelabs' general review and approval, not to be unreasonably withheld or delayed, and (b) a copy of the final sublicense agreement as agreed to but not yet executed by Tanabe and such Third Party in English translation for Genelabs' final review and approval, not to be unreasonably withheld or delayed. Genelabs shall provide Tanabe with its decision on the termsheet provided hereunder as soon as reasonably possible but no longer than thirty (30) days after Genelabs' receipt thereof and its decision on such sublicense agreement provided hereunder as soon as reasonably possible but no longer than thirty (30) days after Genelabs' receipt thereof. Tanabe may only enter into such sublicense agreement after receiving such written approval from Genelabs on such term sheet and such sublicense agreement; provided however that in case Tanabe does not receive any response from Genelabs within thirty (30) days of the providing such agreed upon agreement to Genelabs, such agreement shall be deemed approved by Genelabs. Tanabe shall provide to Genelabs a copy of any such executed sublicense agreement within thirty (30) days after such execution. Without limiting any of the foregoing obligations, any agreement between Tanabe and each such proposed sublicensee shall be subject to this Agreement and provide for terms and conditions consistent with, and at least as protective of Genelabs and its rights as, the terms and conditions contained in this Agreement. For the avoidance of doubt, Tanabe shall require all Tanabe Sublicensees to grant Tanabe the right under all of such Sublicensee's rights in any Tanabe Clinical Data and Tanabe Improvements (including Tanabe Clinical Data Patents and Tanabe Improvement Patents) to fully sublicense such rights to Genelabs in accordance with the licenses set forth in Sections 2.5(a), 2.5(b), 3.3 and 9.4(b). Furthermore, as applicable, all Sublicensees shall be obligated to perform those obligations of Tanabe applicable to the sublicensed rights as if it were Tanabe hereunder. Upon execution of such agreement, Tanabe shall provide Genelabs with an unredacted copy of such executed agreement, including an English translation thereof if applicable.

            3.3 TANABE CLINICAL DATA AND JOINT PATENTS. Subject to the terms and conditions of this Agreement, Tanabe hereby grants to Genelabs an exclusive (solely with respect to the Tanabe Clinical Data), sublicensable (subject to Section 2.4(a) solely with respect to the Tanabe Clinical Data), royalty-free license under Tanabe's rights (excluding patent rights) in, to and under Tanabe Clinical Data and Joint Patents to make, have made, use, sell, offer for sale and import Prasterone Products in the Field world-wide except in the Territory.

            3.4 NO OTHER RIGHTS; AFFIRMATIVE COVENANTS. Tanabe acknowledges and agrees that Genelabs and its licensors shall retain ownership of the Genelabs Patents, Genelabs Know-How,

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                                       10

                                             ** CONFIDENTIAL TREATMENT REQUESTED

Genelabs Clinical Data, Genelabs Improvement Patents and Genelabs' right, title and interest in the Joint Patents, subject only to the rights and licenses granted to Tanabe herein. Except as expressly provided herein, no ownership right, title, or interest is granted (by implication or otherwise) by Genelabs to Tanabe in, to or under Genelabs Patents, Genelabs Know-How, Genelabs Clinical Data, Genelabs Improvement Patents. Genelabs acknowledges and agrees that Tanabe and its licensors shall retain ownership of the Tanabe Improvement Patents, Tanabe Clinical Data and Tanabe's right, title and interest in the Joint Patents, subject only to the rights and licenses granted to Genelabs herein. Except as expressly provided herein, no ownership right, title, or interest is granted (by implication or otherwise) by Tanabe to Genelabs in, to or under the Tanabe Improvement Patents, Tanabe Clinical Data or Tanabe's right, title and interest in the Joint Patents.

            3.5 AFFIRMATIVE COVENANTS. During the term of this Agreement and subject to any conversion of the license grant to Tanabe pursuant to Section 5.2, Genelabs covenants that it shall not grant any licenses in, to or under the Genelabs Patents, Genelabs Improvement Patents, Joint Patents, Genelabs Clinical Data and/or Genelabs Know-How (or, if applicable Genelabs Third Party Results and/or Genelabs Third Party Improvements) to develop, register, make and have made, use, sell, offer to sell, and import Prasterone Products within the Field and in the Territory. Tanabe covenants that, during the term of this Agreement, it shall not develop, register, make, have made, use, sell, offer to sell, or import Tanabe Products other than in the Field in the Territory.

            3.6 REGISTRATION OF EXCLUSIVE LICENSE. Genelabs and Tanabe agree to execute a formal license agreement reflecting the terms and conditions of the licenses granted in this Agreement for the purpose of registering the exclusive patent license and trademark license granted under this Agreement with the Japanese Patent Office. In respect of each Genelabs Patents and/or Genelabs Improvement Patents, such registration shall be made as an exclusive license ("Senyo-jisshi-en") set forth in Section 77 of Japanese Patent Law; provided however that such registration shall in no way expand upon the scope of rights granted to Tanabe in this Agreement. Upon Tanabe's written request and at Tanabe's expense, Genelabs shall assist Tanabe in effecting such registration by executing such formal license agreement and delivering all other reasonably necessary instruments and documents. Notwithstanding the foregoing, Tanabe shall not establish any pledges on, or otherwise grant any security interests in, any Genelabs Patents and/or Genelabs Improvement Patents to a Third Party without the prior written consent of Genelabs.

4.    REGULATORY FILINGS.

            4.1 PREPARATION OF REGULATORY FILINGS. Tanabe and its Affiliates shall use commercially reasonable efforts in filing for and obtaining Regulatory Approval for Tanabe Products in the Territory and shall conduct such efforts in accordance with the Product Development Plan and the express terms and conditions of this Agreement. During the term of this Agreement, upon Tanabe's reasonable written request, Genelabs shall provide Tanabe with reasonable assistance in obtaining Regulatory Approval which is not otherwise expressly stated herein for Tanabe Products at Tanabe's expense. All regulatory filings by Tanabe for Tanabe Products shall constitute the sole property of Tanabe except to the extent otherwise provided in this Article 4.

            4.2   RIGHTS TO REGULATORY FILINGS.

                  (a) Subject to the terms and conditions of this Agreement, for the term of this Agreement, Tanabe and Tanabe Sublicensees shall have, and Genelabs hereby grants to Tanabe and Tanabe Sublicensees, a right of reference to Genelabs' NDA No. 21-239 and EMEA/H/C/531 to the extent useful or necessary for, and solely for the purposes of, preparing, filing or maintaining Tanabe's regulatory filings for, and obtaining Regulatory Approval of, Tanabe Products in the Territory. Pursuant

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

                                             ** CONFIDENTIAL TREATMENT REQUESTED

to this right of reference and with respect to the regulatory files for Genelabs' NDA No. 21-239 and EMEA/H/C/531 provided to Tanabe in accordance with
Section 2.4(a), Tanabe may inspect, copy or forward to appropriate regulatory authorities such NDA and such European filings as necessary or appropriate for the commercialization of Tanabe Products in the Territory. Upon Tanabe's reasonable written request, Genelabs shall provide appropriate information, consents and notices to the FDA and other regulatory authorities as are useful or necessary for Tanabe to effectuate the rights of reference granted to it in this Section 4.2(a). Genelabs shall keep Tanabe reasonably informed in writing, on a regular basis, of material developments relating to Prasterone Product regulatory filings outside the Territory.

                  (b) Tanabe and Tanabe Sublicensees shall be responsible for preparing, filing and maintaining all regulatory dossiers and other filings covering Tanabe Products in the Territory which Tanabe reasonably deems appropriate. Tanabe or its designee shall be responsible for all interactions with Competent Authorities relating thereto. Genelabs will, at Tanabe's reasonable request and expense, prepare those sections of Tanabe's regulatory filings covering Tanabe Products in the Territory related to Genelabs' activities under this Agreement, and shall otherwise cooperate, as reasonably requested by Tanabe and at Tanabe's expense, in the preparation and maintenance of such regulatory filings. In addition, at Tanabe's reasonable request, Genelabs shall make appropriate personnel reasonably available for meetings with Competent Authorities when related to Tanabe Products. For the avoidance of doubt, nothing in this Section shall be construed to oblige Genelabs to carry out any additional studies requested by Tanabe which is specifically necessary to prepare and maintain such regulatory filings in the Territory. Genelabs shall have the right to have one or more of its employees or agents attend meetings of Competent Authorities at its own expense. Tanabe shall keep Genelabs reasonably informed in writing, on a regular basis, of material developments relating to Tanabe Product regulatory filings.

                  (c) Subject to the terms and conditions of this Agreement, Tanabe hereby grants to Genelabs, its Affiliates and sublicensees, a right of reference to any of Tanabe's regulatory filings for Tanabe Products, to the extent necessary for, and solely for the purposes of, preparing, filing or maintaining regulatory filings for, and obtaining Regulatory Approval of, Prasterone Products outside the Territory. Genelabs may inspect and copy, at Genelabs' expense, such filings as necessary or appropriate for the commercialization of Prasterone Products outside the Territory. Upon Genelabs' reasonable written request, Tanabe shall provide appropriate information, consents and notices to the FDA and other regulatory authorities (including without limitation the European Medicines Evaluation Agency) as are necessary for Genelabs to effectuate the rights of reference granted to Genelabs in this
Section 4.2(c).

            4.3 NOTICE OF COMMUNICATION WITH REGULATORY AUTHORITIES. In addition to the parties' reporting obligations under Section 4.2(a) and (b), each party shall notify the other party of any written communications to or from regulatory authorities on matters related to Prasterone Products or which may reasonably be deemed to impact Tanabe Product development, manufacture or regulatory approval in the other party's territory, and shall provide the other party, upon the other party's request, with copies of any such written communications (including an English summary thereof, if the original is not in English ) promptly after the request thereof.

5.    COMMERCIALIZATION OBLIGATIONS.

            5.1 COMMERCIALIZATION DILIGENCE. Tanabe shall use commercially reasonable, good faith efforts in connection with the marketing, promotion and sales of Tanabe Products in the Territory with the goal of maximizing Net Sales of Tanabe Products in the Territory. Without limiting the foregoing, Tanabe's efforts under this Article 5 shall be in accordance with the applicable Commercialization Plan, which has been approved by the JSC in accordance with
Section 5.2, this Agreement and all relevant Applicable Laws.

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                                       12
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                                             ** CONFIDENTIAL TREATMENT REQUESTED

            5.2 COMMERCIALIZATION PLAN. Reasonably prior to the planned commercial launch of Tanabe Products, Tanabe shall prepare a good faith, commercially reasonable written commercialization plan ("Commercialization Plan") for Tanabe Products in the Territory and submit such plan to the JSC at least twelve (12) months before such planned launch for the committee's review and approval. The Commercialization Plan will set forth in reasonable detail the Tanabe Products' marketing and selling objectives, strategy and tactics for the forthcoming calendar year, reasonable and good faith sales forecasts consistent with Tanabe's actual commercially reasonable projected sales and other matters appropriate and customary in the industry for such a plan, all of which shall take into consideration reasonable market conditions and the experience and perspective of Tanabe with respect to optimal marketing and selling practices in the Territory. The Commercialization Plan will be discussed and reviewed annually by appropriate representatives from each party and the final proposed plan will be submitted to the JSC for its review and approval within ninety (90) days before the end of each calendar year. Each Commercialization Plan shall include the level of promotional and detailing effort necessary for Tanabe to at least achieve the forecast described in the Commercialization Plan. If (i) during either the ** or ** calendar years after the commercial launch of Tanabe Products in the Territory, Tanabe's unit sales of Tanabe Products are less than **, or (ii) during the ** calendar year after commercial launch of Tanabe Products or any calendar year thereafter, Tanabe's unit sales of Tanabe Products are less than **, and Tanabe's failure to achieve such unit sales of Tanabe Products is not due to **, then Genelabs shall have the option to convert any exclusive license under the Agreement for Tanabe Products into a non-exclusive appointment and license upon ninety (90) days prior written notice to Tanabe. If Genelabs converts the exclusive appointment and license under this Agreement to a non-exclusive license, then Tanabe hereby agrees to allow and cooperate in co-marketing of Tanabe Products in the Territory by Genelabs and/or designated Third Parties under Tanabe's regulatory approval for Tanabe Products and under the same Trademark (as such term is defined in Section 15.1) or Tanabe Trademark (as such term is defined in Section 15.3) used by Tanabe in the Territory.

            5.3 ADVERSE DRUG EVENT REPORTING. Each party shall advise the other, by telephone or facsimile, within such time as is required to comply with Applicable Laws (but in any event promptly), after it becomes aware of any potentially serious or unexpected adverse event (including adverse drug experiences, as defined in 21 C.F.R. Section 314.80 or other applicable regulations) involving Tanabe Products' development, use or commercialization in the Territory (an "ADE"). Each party shall provide the other with a written report delivered by confirmed facsimile of any ADE, stating the full facts known to it, including but not limited to customer name, address, telephone number, batch, lot and serial numbers, and other information as required by Applicable Laws to the extent such ADE arises in the course of its development, use or commercialization of Tanabe Product or Prasterone Product in its respective territory (i.e. Japan for Tanabe, outside Japan for Genelabs). Each party shall have responsibility, with reasonable assistance from the other for (i) monitoring such ADE; (ii) data collection activities that occur between itself and the patient and medical professional, or that are provided to it by the other party, as appropriate, including any follow-up inquiries which it deems necessary or appropriate; and (iii) making any reports to the Competent Authorities in its respective territory. In the event either party requires information regarding ADE with respect to reports required to be filed by it in order to comply with Applicable Laws, including obligations to report ADEs to the FDA or Competent Authorities, each party agrees to provide such information to the other on a timely basis. Each party agrees to translate any non-English documents to be provided under this Section 5.3 to the other into English. Reasonably prior to the initiation of the clinical studies for the first Tanabe Product, the parties shall agree upon additional standard operating procedures for handling such ADE's in compliance with Applicable Laws.

            5.4 INTERNATIONAL MARKETING STRATEGIES. Genelabs plans to hold periodic internal marketing strategy meetings to remain informed of any new plans or marketing studies to be conducted by Genelabs Licensees under Genelabs Patents and Genelabs Know-How for the manufacture, use and sale of Prasterone Products for the SLE indication ("Genelabs Licensees"). Furthermore, Genelabs agrees to use

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

                                             ** CONFIDENTIAL TREATMENT REQUESTED

commercially reasonable efforts to organize an international marketing strategy meeting involving Genelabs Licensees. The purpose of such meeting would be to discuss, under suitable confidentiality restrictions and subject to the terms and conditions of the applicable license agreements, marketing and commercialization strategies with the goal of maximizing the sale of Prasterone Products worldwide.

            5.5 RECALL. The Parties agree that the M&S Agreement (as such term is defined in Section 7.2) shall govern the management of any recall of a Tanabe Product. Notwithstanding the foregoing, in the event that Tanabe or the Regulatory Authority determines that a Tanabe Products recall or withdrawal in the Territory is necessary, then Tanabe shall take all actions appropriate in order to recall or withdraw such Tanabe Products. In case Tanabe determines that a Tanabe Products recall or withdrawal in the Territory is necessary without any decision of the Regulatory Authority, then it shall consult with Genelabs prior to taking any action with respect to the Tanabe Products. Genelabs shall reimburse Tanabe only for all reasonable out-of-pocket expenses (excluding any claimed loss of profits, prospective sales, goodwill or any other indirect loss) associated with any such recall or withdrawal caused in whole by the negligence of Genelabs or by Genelabs' failure to manufacture the Tanabe Products in accordance with the requirements of the M&S Agreement. Tanabe shall reimburse Genelabs only for all reasonable out-of-pocket expenses (excluding any claimed loss of profits, prospective sales, goodwill or any other indirect loss) associated with any such recall or withdrawal caused in whole by the negligence of Tanabe or by Tanabe's failure to comply with the terms and conditions of this Agreement or any applicable regulatory requirements. In the event that any Tanabe Products recall or withdrawal is caused in part by the negligence of Tanabe and in part by the negligence of Genelabs, the Parties' direct out-of-pocket expenses shall be apportioned between Genelabs and Tanabe in relation to each Party's respective negligent acts or omissions.

6.    PAYMENT OBLIGATIONS.

            6.1   INITIAL CONSIDERATION.

                  (a) In consideration of the clinical supply and as reimbursement for the portion of FTE engaged in the ongoing development work, Tanabe shall pay to Genelabs two million dollars (U.S. $2,000,000) upon execution of this Agreement. This payment shall be non-refundable and non-creditable. Prior to payment of such amount by Tanabe, Genelabs will provide to Tanabe a written invoice regarding ongoing clinical development work in Prasterone Product by Genelabs FTEs.

                  (b) Tanabe shall make the following equity investment ("Equity Investment") in Genelabs upon execution of this Agreement ("Investment Date") all in accordance with and subject to the terms and conditions of the stock purchase agreement to be entered into by the parties of even date herewith (the "Stock Purchase Agreement"): Tanabe shall purchase the number of shares purchasable with U.S. $2,600,000 with each share to be purchased at the price set forth in the Stock Purchase Agreement.

                  (c) Tanabe shall issue irrevocable instructions to its bank to transfer by wire the initial consideration in Section 6.1(a) and the Equity Investment in Section 6.1(b), in accordance with Genelabs' written instructions, to Genelabs within twenty-four (24) hours after execution of this Agreement. The foregoing payment obligation is unconditional, and Tanabe shall not have any rights under this Agreement or under the Stock Purchase Agreement until such payment is received by Genelabs.

            6.2   MILESTONE PAYMENTS.

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                  (a) Tanabe shall make the following non-refundable, non-creditable milestone payments (the "Milestone Payments") to Genelabs within thirty (30) days after Tanabe's achievement of the applicable milestone for Tanabe Products set forth below.

                      Milestone Event                                  Milestone Payment
                      ---------------                                  -----------------
Initiation of Pivotal/Bridging Study (i.e., Phase II/III)    U.S. $2,000,000
in Japan
Filing of NDA in Japan                                       U.S. $2,000,000
National Health Insurance ("NHI") Price Listing in Japan     U.S. $6,000,000 (subject to Section 6.2(b))

                  (b) Tanabe shall pay a non-refundable, non-creditable six million dollar (U.S. $6,000,000) milestone payment to Genelabs within thirty
(30) days after a Tanabe Product has been added to the NHI Price List in Japan, provided however that if the MHLW only grants the indication of ** in the initial labeling for such Tanabe Product, such initial milestone payment shall be reduced to ** dollars (U.S. $**) or if only ** is granted in the initial labeling, such initial milestone payment shall be reduced to ** dollars (U.S. $**); provided however that if such initial labeling is subsequently expanded to include other indications (including, without limitation, ** in the event Tanabe only obtained initial labeling for ** or ** in the event that Tanabe only obtained initial labeling for **), Tanabe shall provide Genelabs with prompt written notice of such additional labeling right and pay to Genelabs the unpaid remainder of the U.S. $6,000,000 milestone for NHI price listing in Japan within thirty (30) days after obtaining such additional labeling right. For the avoidance of doubt, in all other circumstances except for the two expressly set forth above (i.e., Tanabe is only granted ** or ** in the initial labeling for Tanabe Products), Tanabe shall make the full NHI price listing milestone payment to Genelabs. Notwithstanding the foregoing potential initial milestone reduction, in the event that Tanabe elects, in its sole discretion pursuant to
Section 2.3, to pursue the development and/or regulatory approval, including without limitation NHI listing, of only one indication referenced above (i.e., ** or **) under this Agreement, Tanabe shall provide Genelabs with prompt written notice of such election and Tanabe shall make the full NHI price listing milestone payment of six million dollars (U.S. $6,000,000) to Genelabs within thirty (30) days after achieving such milestone, regardless of the indication(s) is included in the labeling for the applicable Tanabe Product.

            6.3   ROYALTIES.

                  (a) Subject to the provisions of this Section 6.3 and the terms and conditions of this Agreement, in consideration for the license granted to Tanabe under Section 3.1, Tanabe shall pay to Genelabs incremental royalties based on the cumulative annual Net Sales of all Tanabe Products sold in the Territory by Tanabe, its Affiliates and Tanabe Sublicensees as follows:

                        (i) ** percent (**%) of the portion of annual Net Sales for such calendar year which are equal to or less than U.S. ** dollars (U.S. $**); and

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                                       15
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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                        (ii) ** percent (**%) of the portion of annual Net Sales for such calendar year which are greater than U.S. ** dollars (U.S. $**) but less than or equal to U.S. ** dollars (U.S. $**); and

                        (iii) ** percent (**%) of the portion of annual Net Sales for such calendar year which are greater than U.S. ** dollars (U.S. $**).

                  (b) For the avoidance of doubt, the cumulative annual Net Sales for any given calendar year shall be reset to zero upon the beginning of the subsequent calendar year for purposes of applying the applicable royalty rate under Section 6.3(a).

            6.4   ROYALTY PAYMENT TERMS.

                  (a) Within fifteen (15) days after the end of each calendar month, Tanabe shall provide to Genelabs a written report setting forth (i) the calendar month covered by such report; (ii) a good faith estimate of the gross sales and Net Sales for such month; and (iii) the estimated accrued royalties for such month. The foregoing report shall cover sales activity by Tanabe, its Affiliates and Tanabe Sublicensees.

                  (b) Payments due under Section 6.3 shall be payable within thirty (30) calendar days after the end of each calendar quarter with respect to Net Sales in such quarter. Each such payment shall be accompanied by a written report ("Quarterly Report") showing: (i) the calendar quarter for which such payment applies; (ii) the gross amount billed to Third Parties for Tanabe Products during such quarter; (iii) the total deductions from the amount billed to arrive at Net Sales; and (iv) the amount of royalties due under Section 6.2. The foregoing report shall cover sales activity by Tanabe, its Affiliates and Tanabe Sublicensees. Tanabe shall require its Sublicensees to prepare similar reports with respect to Sublicensee sales activities (excluding item (iv)) and Tanabe shall make such Sublicensee reports available to Genelabs upon request. Any late payments under this Agreement shall bear interest at a rate of prime plus two percent (2%) per annum, or the maximum rate permitted by law, whichever is less.

                  (c) Tanabe's obligation to pay the full royalty amount to Genelabs under Section 6.3 shall begin with the first commercial sale of a Tanabe Product by Tanabe, its Affiliate or a Tanabe Sublicensee, and, subject to
Section 6.5, continue until the end of the royalty term as set forth in Section
6.9. No reduction of the royalty amounts set forth in Section 6.3 shall occur unless and until, and solely in the event that, the conditions therefore under
Section 6.5 are satisfied.

            6.5   ROYALTY STEP-DOWN.

                  (a)   Provided that Tanabe's royalty obligations under Section
6.3 have not already been reduced under Section 6.5(b) (that is either Section 6.5(a) or (b) will apply to such royalty obligations, but not both), such royalty obligations shall be reduced by ** of what would otherwise be due pursuant to Section 6.3(a) (i.e., only ** of the royalty rates under Section 6.3(a) would apply to Net Sales) upon the occurrence of the later of (i) the expiration, disclaimer or final (unappealed or unappealable) determination of invalidity or unenforceability by a court or authority of competent jurisdiction of the last Valid Claim within the Genelabs Patents, Joint Patents or the Genelabs Improvement Patents in the Territory, or (ii) the expiration of the last to expire of any regulatory or data exclusivity period (i.e., saishinsa-kikan, including without limitation those exclusivities afforded through orphan designation). If reduced hereunder, such royalties shall remain at such reduced level for the remainder of the royalty term of this Agreement.

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                  (b)   Provided that Tanabe's royalty obligations under Section
6.3 have not already been reduced under Section 6.5(a) (that is either Section 6.5(a) or (b) will apply to such royalty obligations, but not both), Tanabe's royalty obligations under Section 6.3 with respect to Net Sales of Tanabe Products for SLE shall be reduced by ** of what would otherwise be due pursuant to Section 6.3(a) (i.e., only ** of the royalty rates under Section 6.3(a) would apply to Net Sales) upon the general commercial availability of a Competitive Product in the Territory; provided that, and only during the period during which, there exists no Valid Claim within the Genelabs Patents, Joint Patents or Genelabs Improvement Patents in the Territory.

                  Tanabe shall continue to pay royalties under Section 6.3(a) at this reduced rate for as long as (but only for so long as) such Competitive Product remains on the market in the Territory. For purposes of this Section 6.5(b), "Competitive Product" shall mean a Prasterone Product, developed and commercialized by a Third Party who is not a Tanabe Sublicensee or an Affiliate, collaborator or other licensee of Tanabe, which Prasterone Product has received Regulatory Approval for the treatment of a SLE indication and the sales of which have a significant adverse impact upon the sales of Tanabe Products in the Territory.

            6.6 CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in U.S. Dollars. Net Sales shall be first determined in Japanese Yen and shall be converted quarterly into an amount in U.S. Dollars at the average of the bid and ask prices reported in the Wall Street Journal as of the close of the last business day of such quarter in which such royalty is due.

            6.7 SINGLE ROYALTY. No multiple royalties or payments related to Net Sales shall be payable hereunder because the relevant Tanabe Product, its manufacture, sale or use is covered by more than one Valid Claim within the Genelabs Patents or Genelabs Improvement Patents.

            6.8 TAXES. Each party shall be responsible for and pay all taxes, duties and levies directly imposed by all foreign, federal, state, local or other taxing authorities (including, without limitation, export, sales, use, excise, and value-added taxes) based on such party's transactions or payments under this Agreement, other than taxes imposed or based on the other party's net income. In the event that Tanabe is prohibited by law from remitting payments to Genelabs unless Tanabe deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then Tanabe shall:

                  (a) deduct those taxes from the otherwise remittable payments,

                  (b) timely pay the taxes to the proper tax authority in accordance with applicable law, and

                  (c) give Genelabs any reasonable assistance, which shall include the provision of such documentation as may be required by the tax authority to enable Genelabs to claim exemption from or obtain a tax credit, repayment of or reduction of tax. All taxes levied on a party's net income arising from the effect of this Agreement shall be borne by such party.

            6.9 ROYALTY TERM. Tanabe's royalty obligations under Section 6.3 shall terminate upon the later of (i) the expiration, disclaimer or final (unappealed or unappealable) determination of invalidity or unenforceability by a court or authority of competent jurisdiction of the last Valid Claim within the Genelabs Patents, Joint Patents, or Genelabs Improvement Patents in the Territory which, absent rights hereunder, would be infringed by the development, manufacture, use, importation, sale or offer for sale of Tanabe Products or (ii) ten (10) years after the first commercial launch of a Tanabe Product. Notwithstanding the above, (a) Tanabe shall be obligated after expiration of the royalty term to pay any

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

royalty amounts that accrued under Section 6.3 prior to such expiration, and (b) after expiration of the ten (10)-year period following the first commercial launch of a Tanabe Product, if for purposes of the foregoing clause (i), the only unexpired, non-disclaimed, valid and enforceable Valid Claim(s) (as described in clause (i)) is within the Joint Patents and not within the Genelabs Patents or the Genelabs Improvement Patents, then Tanabe's royalty obligations shall be reduced by ** of what would otherwise be due pursuant to Section 6.3(a) or 6.5(b). For the avoidance of doubt, if the foregoing Section 6.9(b) event and
Section 6.5(b) event occurs, then Tanabe's royalty obligations shall be ** of what would otherwise be due pursuant to Section 6.3(a).

7.    SUPPLY OBLIGATIONS.

            7.1 SUPPLY OF API AND PRASTERONE PRODUCT FOR PRE-CLINICAL AND CLINICAL USE.

                  (a) Genelabs shall supply Tanabe with API and Prasterone Product in capsule form reasonably necessary for Tanabe to conduct any pre-clinical studies, formulation development and clinical studies required to obtain Regulatory Approval for Tanabe Products in the Territory at Genelabs' cost, which is included in the Initial Consideration set forth in Section 6.1(a); provided however that Genelabs' obligation to supply API and Prasterone Product in capsule form under this Section 7.1(a) shall not exceed in the aggregate five hundred kilograms total of API (500 kg total), with Prasterone Product not to exceed 10% of the total API.

                  (b) Unless otherwise agreed to in writing by the parties, all deliveries by Genelabs of API hereunder shall be F.C.A. Genelabs' or its Third Party subcontractor's facility (Incoterms 2000) by means of a common carrier reasonably designated by Tanabe or, in the absence of Tanabe's designation, to a common carrier reasonably chosen by Genelabs. Tanabe shall bear the risk of loss to any units of API and/or Prasterone Product in capsule form from the F.C.A. point of delivery (at which point all title to such API shall pass to Tanabe). Tanabe shall be responsible for all risk and expense (including without limitation all delivery, freight, handling, taxes, tariffs, duties and insurance related expenses) after the deliveries made by Genelabs to Tanabe under this Section 7.1; for the avoidance of doubt, however, in no event shall Tanabe be required to pay any amounts to Genelabs that have already been paid by Tanabe pursuant to Section 7.2(a) and/or 7.2(b).

            7.2 SUPPLY OF API AND PRASTERONE PRODUCT FOR COMMERCIAL EFFORTS. Within twelve (12) months of the Effective Date, Tanabe and Genelabs shall negotiate in good faith and enter into a manufacturing and supply agreement ("M&S Agreement") for the supply of API and/or Prasterone Product, polymorphic form 1 in 50mg capsules, to or for Tanabe by Genelabs for commercial purposes, containing the following terms and such other reasonable terms and conditions as the parties may mutually agree:

                  (a) Genelabs shall provide for the manufacture of and supply to Tanabe, and Tanabe shall purchase from Genelabs, API on such time schedules as are agreed upon by the parties in the M&S Agreement at a price equaling the sum of ** thereof.

                  (b) If Tanabe intends to sell as Tanabe Products the capsule forms of Prasterone Products developed by Genelabs, Genelabs shall, at Tanabe's request, provide for the manufacture of and supply to Tanabe, and Tanabe shall purchase from Genelabs, Prasterone Product in capsule form for Tanabe's commercial use as Tanabe Products in such quantities and on such time schedules agreed upon by the parties in the M&S Agreement at a price equaling the sum of ** thereof.

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                  (c) Each party shall have the right to terminate the M&S Agreement upon the termination of Tanabe's royalty obligations as provided in
Section 6.9; provided however, that Genelabs shall use reasonable efforts to facilitate Tanabe's securing an alternative supply source for Tanabe Product in the event of such termination of the M&S Agreement.

                  (d) The M&S Agreement will include other provisions customarily found in agreements for products of similar nature, as mutually and reasonably agreed upon by the parties.

                  (e) Upon the initiation of negotiations by the parties of the M&S Agreement, Tanabe shall propose, subject to Genelabs' reasonable approval, a reasonable, initial written forecast of estimated purchases of API and, if applicable, Prasterone Product in capsule form over the next five (5) years for purposes of setting Genelabs' manufacturing capacity. For the avoidance of doubt, this forecast shall be for facility and material planning purposes only and shall not constitute a firm order. The M&S Agreement shall provide for periodic review and updating of such forecast, such review and updating to occur on at least a quarterly basis. In addition to the foregoing, the M&S Agreement shall contain binding and partially binding forecasting mechanisms, to be periodically updated, and provisions for firm purchase orders which must be within certain agreed parameters as compared to forecasted amounts.

                  (f) Subject to the terms, conditions and specifications for API and Prasterone Product as referenced NDA No. 21-239 and/or EMEA/H/C/531, and any amendments thereto, and as agreed to by Genelabs in Genelabs' Third Party manufacturing and supply agreements, as amended, the M&S Agreement shall address, inter alia, specifications to be used for the acceptance for the supply of both API and Tanabe Product, respectively, both of which shall be agreeable to both parties (provided that the initial specifications for API and Prasterone Product submitted by Genelabs from Genelabs' Third Party manufacturing contracts and reviewed by Tanabe are agreeable to the parties), take into account amendments to the specifications required by the MHLW required for Regulatory Approval of the Tanabe Product and API (in which event Tanabe shall provide written notice to Genelabs of such required amendment and Genelabs shall use reasonable efforts to obtain its Third Party manufacturing contractors' agreement to amend the specifications for supply of Tanabe Product or API in accordance with the MHLW requirements and, in the event a Third Party manufacturer refuses to agree to the amended specifications, then Genelabs will use reasonable efforts to work with Tanabe to secure an alternative to such Third Party manufacturer under such amended specifications) and shall be attached to the M&S Agreement; audit right to the manufacturing site and manufacturing records, related quality and environmental controls; procedures for ensuring pro-active COGS management by Genelabs; Genelabs' right to make process changes that does not affect agreed specifications or which does not require Tanabe to conduct additional non-clinical or clinical studies, subject to Tanabe being given a reasonably sufficient time to deal with revision of the Regulatory Approvals and Genelabs' obligation to delay such change until Tanabe is able to achieve such revision; procedures for release/testing; Tanabe's rights to demand a refund or replacement in case of release/testing non-compliance or detection of any latent defect, cost reimbursement procedures in case of recall attributable to Genelabs' responsibility defined under the terms of this Agreement or the M&S Agreement; procedures appropriately addressing temporary rights in the event, or the likely event, of the occurrence of any default in supply and/or prolonged force majeure event, which includes preparation of dual manufacturing source. The specifications to be used temporarily between the parties for the supply of API and/or Prasterone Product prior to the M&S Agreement being agreed to shall reference Genelabs' NDA No. 21-239.

8.    RECORD KEEPING, RECORD RETENTION AND AUDITS.

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

            8.1 RECORD KEEPING. Each party shall require its employees, consultants and Third Party contractors to disclose any inventions arising under the Agreement in writing promptly after conception.

            8.2 RECORDS RETENTION. Tanabe shall keep complete and accurate records of its regulatory communications and development and commercialization activities related to Tanabe Products in sufficient detail to permit Genelabs to confirm, in accordance with Section 8.3, the accuracy of calculations of all payments made under Article 6. Tanabe shall also require Tanabe Sublicensees to keep similar records and to provide reasonable access to Tanabe or its representative to such information in such records as may be required for Tanabe to comply with its obligations in this Section 8.2 and in Section 8.3. The records to be maintained by Tanabe under this Section 8.2 shall be maintained for a minimum of five (5) years following the date in which the corresponding efforts or payments, as the case may be, were made under this Agreement, or longer if required by law.

            8.3 AUDIT REQUEST. Genelabs shall, at its expense (except as provided below), have the right to audit, on an annual basis, the records maintained by Tanabe under Section 8.2 in order to determine, with respect to any payments made to Genelabs by or for Tanabe under Article 6. If Genelabs desires to audit such records, it shall engage an independent accountant reasonably acceptable to Tanabe to examine such records during normal business hours; provided, however, that such right to audit shall be exercised only on at least ten (10) business days advance written notice, shall not occur more than once in any twelve (12) month period and not more than once per year in the five
(5) years following termination or expiration of this Agreement (with such audit rights expiring upon the fifth anniversary of the end of each year subject to such audit). Such accountant shall, prior to the audit, enter into a confidentiality agreement with Tanabe prohibiting the auditor from disclosing or using information obtained in connection with the audit, provided however that the accountant shall be permitted to provide to Genelabs a report on the findings of the agreed upon procedures verifying any report made or payment submitted by Tanabe during such period. The expense of such audit shall be borne by Genelabs; provided, however, that if an underpayment by Tanabe of more than five percent (5%) for any payment due under Article 6 is discovered, then such expenses shall be paid by Tanabe. Any information received by Genelabs pursuant to this Section 8.3 shall be deemed to be Tanabe Confidential Information.

            8.4 SURVIVAL. This Article 8 shall survive any termination of this Agreement for a period of five (5) years.

9.    PATENTS.

            9.1   OWNERSHIP OF INVENTIONS.

                  (a) All Results, Improvements, Technology or other discoveries acquired, invented, developed, created or conceived by employees, consultants or Third Party contractors of a party in connection with its activities under this Agreement ("Sole Inventions") shall be the property of such party. In the event that at least one employee, consultant or Third Party contractor of each of Tanabe and Genelabs jointly invent, develop, create or conceive any Results, Improvements, Technology or other discoveries in the performance of this Agreement, Tanabe and Genelabs shall each own an undivided one-half (1/2) interest in, to and under such invention ("Joint Invention") and all rights therein, thereunder and thereto (including any Patents claiming such Joint Inventions), without a duty of accounting to, or the requirement of obtaining consent for licensing or exploitation of such Joint Inventions from, the other party (subject to the licenses expressly granted herein). Inventorship shall be determined in accordance with U.S. patent law.

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                  (b) Each party shall ensure (and hereby covenants) that all employees and other persons acting on behalf of such party in performance of obligations under this Agreement (including without limitation consultants and Third Party subcontractors) shall be obligated under a binding written agreement to (i) assign to such party all inventions invented, developed, created or conceived by such employee or other person in the course of performance of this Agreement, and (ii) preserve the proprietary and confidential nature of Confidential Information substantially to the extent provided for in Article 13 (Confidential Information).

            9.2 SOLE PARTY PATENT FILINGS. Each party shall have sole discretion and responsibility to prepare, file, prosecute and maintain Patents for Sole Inventions made by such party under this Agreement and shall be responsible for related interference proceedings which may be performed at its sole discretion. Each party shall use reasonable efforts to file and prosecute claims in such Patents specifically directed to the use of Prasterone Products in the Field and licensed to the other party under this Agreement.

            9.3 JOINT PATENT FILINGS. The JSC shall determine which party shall be responsible (the "Responsible Party") for filing, prosecuting and maintaining Joint Patents based on the following principle: Tanabe shall be responsible for filing, prosecuting and maintaining Joint Patents in the Territory and Genelabs shall be responsible for filing, prosecuting and maintaining Joint Patents outside of the Territory. Each party shall provide the other with reasonable cooperation and assistance in the filing, prosecution and maintenance of Joint Patents. At least twenty (20) days prior to the contemplated filing or as soon as reasonably practicable, the Responsible Party shall submit a substantially completed draft of the Joint Patent application to the other party for its approval, which shall not be unreasonably withheld. Except as set forth below, the parties shall bear the costs of the preparation, filing, prosecution and maintenance of all Joint Patent in which it is responsible for filing pursuant to this Section 9.3. If the Responsible Party decides not to file, prosecute or maintain any Joint Patent or maintain such Joint Patent in a particular country, such Responsible Party shall promptly provide notice to the other party of such decision and shall promptly grant the other party any necessary authority to file, prosecute and maintain such Joint Patent application or maintain such Joint Patent in the name of both parties. If either party decides not to pay its portion of any shared costs for a Joint Patent (a "Rejected Patent"), such party shall promptly provide notice to the other party of such decision and the other party may proceed with such Rejected Patent in its own name and at its sole expense, in which case the party electing not to pay its share of costs shall assign its entire right, title and interest in and to such Rejected Patent to the other party and the invention of such Rejected Patent shall be treated as a Sole Invention of the assignee under
Section 9.2.

            9.4   IMPROVEMENTS.

                  (a) GENELABS IMPROVEMENTS. In the event that Genelabs invents, develops, creates or conceives of any Genelabs Improvements (or such Genelabs Improvements are made on Genelabs' behalf), Genelabs shall give prompt written notice to Tanabe describing such Genelabs Improvements in reasonable detail and such Genelabs Improvements shall be automatically included within the license grant to Tanabe set forth in Section 3.1 and subject to the terms and conditions of this Agreement.

                  (b) TANABE IMPROVEMENTS. In the event that Tanabe, its Affiliates and/or Tanabe Sublicensees invent, develop, create or conceive of any Tanabe Improvements (or such Tanabe Improvements are made by Third Party contractors on their behalf), Tanabe shall give prompt written notice to Genelabs describing such Tanabe Improvements in reasonable detail and prompt written notice of any Tanabe Improvement Patents filed with respect thereto. With respect to intellectual property and proprietary rights (excluding patent rights and trademark rights) in, to and under Tanabe Improvements,

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

Tanabe hereby grants to Genelabs a fully sublicensable, exclusive royalty-free license under such rights in, to and under non- patented Tanabe Improvements to develop, make, have made, use, sell, offer for sale and import Prasterone Product in the Field on a world-wide basis except in the Territory. Such license shall be immediately effective upon the giving of such notice by Tanabe of such non-patentable Tanabe Improvement or, if no such notice is given, the date of the invention, development, creation or conception of such non-patentable Tanabe Improvement. With respect to any patented Tanabe Improvements (i.e., rights in, to and under any Tanabe Improvement Patents), Genelabs shall provide written notice to Tanabe if Genelabs elects to license such patent rights in, to and under such Tanabe Improvement from Tanabe within six (6) months of receiving such notice. If Genelabs so elects, Tanabe agrees to grant and hereby grants to Genelabs a fully sublicensable, exclusive, royalty-bearing license under Tanabe Improvement Patents to develop, make, have made, use, sell, offer for sale and import Prasterone Product in the Field on a world-wide basis except in the Territory, such license to be subject to mutually agreed upon reasonable terms and conditions negotiated by the parties in good faith and effective upon Genelabs' giving of notice of its intention to license such Tanabe Improvement Patents. Prior to the expiration of the foregoing six (6) month option period, Tanabe shall not license or otherwise encumber such Tanabe Improvement Patents.

            9.5 EXTENSION OF PATENTS. In the event that Applicable Law in the Territory provides for the extension of the term of any Genelabs Patents and/or Genelabs Improvement Patents, Genelabs shall apply, at its own expense for, and use its reasonable efforts to obtain, such an extension and Tanabe agrees to co-operate with Genelabs in obtaining such extension. In the event that Applicable Law in the Territory provides for the extension of the term of any Joint Patents, Tanabe shall apply, at its own expense for, and use its reasonable efforts to obtain, such an extension and Genelabs agrees to co-operate with Tanabe in obtaining such extension.

10.   INFRINGEMENT AND ENFORCEMENT.

            10.1  INFRINGEMENT OF THIRD PARTY RIGHTS.

                  (a) NOTICE. If Tanabe's sale of Tanabe Products in the Territory results in a claim that such activity infringes or misappropriates the patent rights or other intellectual property rights of a Third Party ("Tanabe Product Infringement"), the party to this Agreement first having notice shall promptly notify the other party in writing. The notice shall set forth the facts of the claim in reasonable detail.

                  (b) DEFENSE BY GENELABS. Subject to Section 10.1(a), Genelabs shall, at its sole expense, defend such claims of Tanabe Product Infringement and Tanabe shall provide such assistance and cooperation to Genelabs as may be necessary to successfully defend any such claim or proceeding at Genelabs' expense and may be reimbursed of all the expenses related thereto. Genelabs may not settle any such claim without Tanabe's prior approval if such settlement would materially and adversely affect Tanabe's interests under this Agreement.

                  (c) EXCLUSIONS. Notwithstanding the language in Sections 10.1(a) and (b), Genelabs shall have no obligation to defend Tanabe under this
Section 10.1 if such claim or proceeding relates to or arises from (i) actions, activities or omissions of or for Tanabe other than the sale by Tanabe of Tanabe Products in the Territory, (ii) the manufacturing (including formulation, finishing and/or packaging) of Tanabe Products by or for Tanabe, (iii) formulations of or components or modifications to Tanabe Products which have been developed, designed or manufactured by Tanabe, (iv) the combination of the API or Prasterone Product supplied by Genelabs to Tanabe hereunder with any ingredients or components, where such combination is the basis for such claim or proceeding or (v) the manufacturing (including formulation, finishing and/or packaging), use, marketing and/or sale of Tanabe Products by or

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

for Tanabe for any indications other than for a SLE indication or other indications of a Tanabe Product covered by Genelabs Patents, Genelabs Improvement Patents or Joint Patents. If a claim is brought against Tanabe based upon any of the foregoing, Tanabe shall defend such claims or proceedings at its sole discretion and at its sole expense.

                  (d) THIRD PARTY ROYALTIES. If Genelabs is required to make any payment (including, but not limited to, royalties or other license fees) to a Third Party to obtain a license or similar right to resolve a claim of Tanabe Product Infringement, or otherwise secure the right of Tanabe to manufacture, use or sell Tanabe Products in the Territory without infringing or misappropriating the intellectual property rights of Third Parties, for any indication other than for a SLE indication ("Third Party Royalty"), Genelabs shall have the right to pass through to Tanabe, and, if Tanabe elects to receive such rights, Tanabe agrees to pay, that portion of such Third Party Royalty directly attributable to Tanabe's manufacture, use and/or sale of Tanabe Products in the Territory.

            10.2  INFRINGEMENT BY THIRD PARTIES.

                  (a) NOTICE. If any of the Joint Patents, Genelabs Patents or Genelabs Improvement Patents licensed to Tanabe hereunder is infringed in the Territory by a Third Party product which competes with, or reduces the market value of, a Tanabe Product in the Field in the Territory (a "Third Party Infringement"), the party first having knowledge of such infringement shall promptly notify the other party in writing. The notice shall set forth the facts of such infringement in reasonable detail.

                  (b) ENFORCEMENT. Genelabs may at its sole discretion and at its sole expense, prosecute the judicial or administrative proceedings against such Third Party Infringement. Tanabe shall provide such assistance and cooperation to Genelabs as may be reasonably requested to successfully prosecute any action against Third Party Infringement (including agreeing to be named as a party in such proceedings) and Genelabs agrees to reimburse Tanabe for all reasonable expenses incurred by Tanabe as a result of such assistance and cooperation. Any award in such action shall first be used to reimburse the parties for their unreimbursed expenses actually incurred under this Section 10.2(b), and the remainder of such award shall be shared equally between the parties. In the event Genelabs fails to take any action to institute proceedings to terminate such Third Party infringement, within one hundred eighty (180) days after notice provided under Section 10.2(a), Tanabe may, in its sole discretion, take such action as it deems appropriate, including without limitation, the filing of a lawsuit against such Third Party. In such event Genelabs will provide such assistance and cooperation to Tanabe as may be reasonably requested. Any award in such action shall first be used to reimburse the parties for their unreimbursed expenses actually incurred under this Section 10.2(b) and the remainder of such award shall be retained by Tanabe and treated as Net Sales with royalties thereon due and owing to Genelabs.

            10.3  INFRINGEMENT OF JOINT PATENTS.

                  (a) NOTICE. If any of the Joint Patents, which excludes Rejected Patents, is infringed by a Third Party product, the party first having knowledge of such infringement shall promptly notify the other party in writing. The notice shall set forth the facts of such infringement in reasonable detail.

                  (b) ENFORCEMENT OUTSIDE THE TERRITORY. Genelabs shall have the right, but not the obligation, to prosecute, at its own expense, any judicial or administrative proceedings against such Third Party for such infringement outside the Territory. Tanabe shall provide such assistance and cooperation to Genelabs as may be reasonably requested to successfully prosecute any action against such Third Party (including agreeing to be named as a party in such proceedings). Any award in such action shall be retained by Genelabs. If Genelabs fails to initiate any judicial or administrative proceedings against such

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

Third Party to terminate such infringement within ninety (90) days after receiving or issuing notice pursuant to Section 10.3(a), Tanabe shall have the right, but not the obligation, to bring such proceedings at its own expense. In such event, Genelabs will provide such assistance and cooperation to Tanabe as may be reasonably requested. Any award in such action brought by Tanabe shall be retained by Tanabe.

                  (c) ENFORCEMENT INSIDE THE TERRITORY. Subject to Section 10.2, Tanabe shall have the right, but not the obligation, to prosecute, at its own expense, any judicial or administrative proceedings against such Third Party for such infringement inside the Territory. Genelabs shall provide such assistance and cooperation to Tanabe as may be reasonably requested to successfully prosecute any action against such Third Party (including agreeing to be named as a party in such proceedings). Any award in such action shall be retained by Tanabe. If Tanabe fails to initiate any judicial or administrative proceedings against such Third Party to terminate such infringement within ninety (90) days after receiving or issuing notice pursuant to Section 10.3(a), Genelabs shall have the right, but not the obligation, to bring such proceedings at its own expense. In such event, Tanabe will provide such assistance and cooperation to Genelabs as may be reasonably requested. Any award in such action brought by Genelabs shall be retained by Genelabs.

11.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

            11.1 Each of Genelabs and Tanabe hereby represents, warrants and covenants to the other party the following:

                  (a) It is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and in each state where a failure to be in good standing would have a material adverse effect on the operations of such party.

                  (b) To the best of its knowledge, it has sufficient legal and/or beneficial title under its intellectual property rights, or sufficient rights licensed from Third Parties, to grant the rights and licenses provided hereunder.

                  (c) All of its Affiliates, employees, officers, Third Party contractors and consultants (and, solely with respect to Tanabe, Tanabe Sublicensees) have executed agreements requiring assignment to the party of all inventions made during the course of and as a result of their association with such party and obligating the individual to maintain as confidential the Confidential Information of such party; except where any failure by a party to obtain such agreements would not have a materially adverse impact on the rights and licenses granted to the other party under this Agreement.

                  (d) To the best of its knowledge, it has all necessary right, power and authority to enter into this Agreement and the performance of its obligations hereunder will not violate any other agreement to which it is a party.

                  (e) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

                  (f) It has not entered, nor shall it enter, into any agreement or arrangement with a Third Party that is in conflict with the rights granted to the other party under this Agreement.

            11.2 Genelabs represents and warrants to Tanabe the following that, as of the Effective Date:

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

                  (a) it owns or controls all rights, title and interest in and to the Genelabs Patents and Genelabs Know-How, that it has full right and authority to license the rights granted to Tanabe hereunder and that, to the best of its knowledge without actual investigation, each patent within the Genelabs Patents is valid and enforceable.

                  (b) it owns or possesses all right, title and interest in and to the Genelabs Patents and the Genelabs Know-How free and clear of all encumbrances, and has the right to convey to Tanabe, in accordance with this Agreement, the unencumbered licenses set forth herein. Genelabs warrants and represents as of the Effective Date that it and its Affiliates have not granted any interest in Genelabs Patents or Genelabs Know-How, are not party to any agreement (written or oral) or any other arrangement and/or not subject to any order, judgment or decision from any competent governmental authority, in all cases which would conflict with this Agreement or the rights granted herein.

                  (c) to the best of its knowledge without actual investigation, no intellectual property rights of Genelabs licensed to Tanabe under this Agreement (including, without limitation, the Genelabs Know- How and Genelabs Patents) are being infringed by any Third Party.

                  (d) to the best of its knowledge without actual investigation, the practice of Genelabs Patents and Genelabs Know- How by Tanabe in accordance with and as contemplated by the parties in this Agreement in the Territory does not infringe the patent rights of any Third Party.

                  (e) to the best of its knowledge without actual investigation, it has made available to Tanabe all material negative information in its control as of the Effective Date that may reasonably be expected to have a material adverse effect on: (i) Genelabs' clinical development program for the Prasterone Product for SLE indications or (ii) the manufacture or supply of API or Prasterone Product for SLE indications by or for Genelabs.

                  (f) The paper copies of the NDA No. 21-239 and EMEA/H/C/531 made available to Tanabe prior to the Effective Date are true and correct copies of the NDA No. 21-239 and EMEA/H/C/531, respectively, filed by or for Genelabs with the FDA and the EMEA, respectively.

            11.3  Tanabe represents and warrants to Genelabs the following:

                  (a) Without limiting any of Tanabe's obligations set forth in Sections 5.1 and 5.2, Tanabe shall use its best efforts to calculate and provide sales forecasts in each Commercialization Plan which represent Tanabe's diligent, good faith and commercially reasonable estimates of projected sales of Tanabe Products, consistent with the goal of maximizing Net Sales of Tanabe Products.

            11.4 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

12.   MUTUAL INDEMNIFICATION; LIMITATION OF LIABILITY.

            12.1 TANABE'S INDEMNIFICATION OBLIGATION. Tanabe shall indemnify, defend and hold harmless each of Genelabs, its Affiliates, successors and assigns and their respective sublicensees,

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

directors, officers, employees and agents from and against any and all liabilities, damages, losses, settlements, penalties, fines, costs and expenses, including, without limitation, reasonable attorneys' fees (any of the foregoing to be referred to herein as "Damages") of whatever kind or nature (but not including taxes), to the extent arising from any Third Party claim, action, suit or proceeding (but excluding claims otherwise covered under Section 10.1) based on: (a) the manufacture, use, sale, offer to sell, import or promotion of Tanabe Products by or for Tanabe, its Affiliates and/or Tanabe Sublicensees in the Territory (except if such Damages arises as a result of claims listed in following (i) through (vii) of this Section 12.01); (b) the negligence or intentional misconduct of Tanabe or any of its agents or employees; (c) breach by Tanabe of any term of this Agreement; or (d) any misrepresentation by Tanabe under Article 11 (all such claims listed above in (a) through (d) collectively to be referred to as "Genelabs Claims"), in each case except to the extent attributable to: (i) the negligence or intentional misconduct of Genelabs or any of its agents or employees; (ii) a material breach by Genelabs of any term of this Agreement; (iii) the failure of Genelabs to manufacture or supply API or Prasterone Product in compliance with cGMP or other Applicable Laws; (iv) any misrepresentation by Genelabs under Article 11; (v) a manufacturing defect in the API or Prasterone Product as provided by Genelabs or its agents to Tanabe under this Agreement, or (vi) any other action for which Genelabs is responsible under Section 12.2.

            12.2 GENELABS' INDEMNIFICATION OBLIGATION. Genelabs shall indemnify, defend and hold harmless each of Tanabe, its Affiliates, successors and assigns and their respective sublicensees, directors, officers, employees and agents from and against any and all Damages of whatever kind or nature (but not including taxes), to the extent arising from any Third Party claim, action, suit or proceeding (but excluding claims otherwise covered under Section 10.1) based on: (a) manufacturing defects in the API or Prasterone Product as provided to Tanabe by Genelabs or its agents under this Agreement; (b) any defect in the design of the Prasterone Product as provided to Tanabe by Genelabs or its agents under this Agreement, (c) the negligence or intentional misconduct of Genelabs or any or its employees or agents in the performance of its obligations hereunder; (d) the breach by Genelabs of any term of this Agreement; (e) the failure of Genelabs to manufacture or supply API hereunder in compliance with cGMP or any other Applicable Laws; or (f) any misrepresentation by Genelabs under Article 11 (all such claims listed above in (a) through (f) collectively to be referred to as, "Tanabe Claims"), in each case except to the extent attributable to: (i) the negligence or intentional misconduct of Tanabe or any or its agents or employees; (ii) a material breach by Tanabe of any term of this Agreement; (iii) any misrepresentation by Tanabe under Article 11; (iv) the marketing or promotion of Tanabe Products by or for Tanabe (except if such Damages arise as a result of Tanabe Claims); or (v) any action for which Tanabe is responsible under Section 12.1.

            For purposes of clause (b) above, a design defect shall not be deemed to exist if either (x) such defect or the facts or circumstances giving rise to the Damages for which indemnification is sought has been described in the scientific literature or art, or (y) Genelabs, its Affiliates and/or its Third Party contractors have notified Tanabe of such defect or such facts or circumstances, in either case as of the date the action alleging such defect has been filed. In the event that a design defect is deemed to exist under the terms of the preceding sentence (a "Compensable Claim"), then the following shall apply:

            (I) notwithstanding Section 12.3 below, the Parties shall conduct a joint defense of the action with each Party bearing its own costs and expenses incurred in connection therewith;

            (II) neither Party shall settle such action without the prior written consent of the other Party, not to be unreasonably withheld or delayed;

            (III) any settlement amounts agreed to by the Parties or amounts paid pursuant to a final judgment by a court of competent authority in an unappealed or unappealable decision (it being

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

understood and agreed that neither Party shall be required to bring an appeal) shall be shared equally by the Parties (subject to clause (IV) below); and

            (IV) Genelabs shall not be required to pay any amounts pursuant to clause (III) above, in the aggregate with respect to all Compensable Claims, in excess of (A) in the event that Genelabs has obtained insurance coverage applicable to such Compensable Claim, the maximum coverage limits of such insurance policy or (B) in the event that Genelabs has not obtained such insurance (it being understood and agreed that Genelabs will use reasonable efforts to obtain such insurance), the aggregate amounts received by Genelabs hereunder pursuant to Sections 6.1(a), 6.2 and 6.3 through the date of payments made pursuant to clause (III) above.

            12.3 PROCESS FOR INDEMNIFICATION. For purposes of Sections 12.1 and 12.2, the indemnified party shall give prompt written notice to the indemnifying party of any suits, claims, actions, proceedings or demands by Third Parties that may give rise to a claim for which indemnification may be required under this Article 12; provided, however, that failure to give such notice shall not relieve the indemnifying party of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially and adversely affects the ability of the indemnifying party to defend or mitigate the applicable suit, claim, action, proceeding or demand. The indemnifying party shall be entitled to assume the defense and control of any such suit, claim, action proceeding or demand at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner that would materially and adversely affect the rights or interests of the other party (including the obligation to indemnify hereunder) without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Each party shall cooperate with the other party and its counsel in the course of the defense of any such suit, claim, action, proceeding or demand, such cooperation to include, without limitation, using reasonable efforts to provide or make available documents, information and witnesses.

            12.4 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, LOST PROFITS OR INDIRECT DAMAGES OF SUCH OTHER PARTY OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY PROVIDED HEREIN, THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE FOREGOING LIMITATION SHALL NOT APPLY, HOWEVER, TO THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13 OR TO ACTIONS BY A PARTY AGAINST THE OTHER PARTY FOR PATENT INFRINGEMENT OR MISAPPROPRIATION OF TRADE SECRETS OR OTHER ACTS OUTSIDE OF THE AGREEMENT OR in circumstances where such damages have arisen due to fraud or intentional misrepresentation by such OTHER Party.

13.   CONFIDENTIALITY.

            13.1 CONFIDENTIAL DISCLOSURE AGREEMENT. The parties entered into a confidential disclosure agreement dated as of September 5, 2002 ("Confidential Disclosure Agreement"). Upon execution of this Agreement, the Confidential Disclosure Agreement shall be replaced and superceded by the confidentiality provisions set forth in this Agreement with respect to any information disclosed or used hereunder; provided, however, that such Confidential Disclosure Agreement shall remain in full force and effect, in accordance with its terms, with respect to information disclosed prior to the Effective Date (and

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

with respect to information that is not disclosed or used hereunder) and acts or omissions of the parties with respect thereto. For the avoidance of doubt, the terms and conditions of this Article 13 shall apply to information otherwise qualifying as Confidential Information (as defined in Section 13.2 below) that was already disclosed under the Confidential Disclosure Agreement prior to the Effective Date to the extent such information is used by the receiving party under this Agreement.

            13.2 CONFIDENTIALITY; EXCEPTIONS. In connection with this Agreement, the parties may provide to each other Confidential Information, including but not limited to each party's know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein, "Confidential Information" means any information of a confidential or proprietary nature disclosed by a party to the other party. For the avoidance of doubt, the regulatory materials provided by Genelabs to Tanabe pursuant to
Section 2.4 (NDA No. 21-239 and EMEA/H/C/531) and through the right of reference granted to Tanabe pursuant to Section 4.2(a), all Tanabe Clinical Data and all Genelabs Clinical Data shall be deemed to be Confidential Information of the disclosing party hereunder. Notwithstanding the foregoing, Confidential Information of a disclosing party shall not include:

                  (a) information which, at the time of disclosure to the receiving party by or for the disclosing party, was previously known to the receiving party as demonstrated by contemporaneous written records;

                  (b) information which, at the time of disclosure to the receiving party by or for the disclosing party, is published or otherwise generally available to the public;

                  (c) information which, after disclosure to the receiving party by or for the disclosing party, is published or otherwise becomes generally available to the public through no breach of this Agreement by the receiving party;

                  (d) information which is received by the receiving party from a Third Party which did not directly or indirectly receive the information from the disclosing party, and which Third Party has the legal right to disclose the same and which is not required to hold the same confidential;

                  (e) information that is independently developed by the receiving party without use of, application of or reference to the disclosing party's Confidential Information; and

                  (f) information concerning the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the receiving party relating to such tax treatment and tax structure.

            13.3 CONFIDENTIALITY OBLIGATIONS. The recipient of a disclosing party's Confidential Information shall maintain such Confidential Information in confidence and shall disclose such Confidential Information only to its employees, agents, consultants, Affiliates, sublicensees, attorneys, accountants and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein. The recipient of the disclosing party's Confidential Information shall use such Confidential Information solely to exercise the receiving party's rights and perform the receiving party's obligations as set forth in this Agreement (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings), unless otherwise mutually agreed in writing. The recipient of the other party's Confidential Information shall take the same degree of care that it uses to protect its own

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

            13.4 PERMITTED DISCLOSURE. A receiving party may disclose Confidential Information of the disclosing party under the following circumstances, provided that the receiving party has promptly provided prior written notice to the disclosing party, and shall provide reasonable cooperation and assistance, to enable the disclosing party to seek a protective order or otherwise prevent or limit disclosure and/or use of such Confidential Information of the disclosing party: (a) as required, in connection with the order of a court or other governmental body; (b) as required by or in compliance with laws or regulations; (c) as required in the course of obtaining regulatory and necessary institutional approvals to clinically test, sell or market Tanabe Products or to perform research and development with respect to Tanabe Products; and(d) as required to secure patent protection for an invention developed as a result of the research and development activities undertaken pursuant to this Agreement.

            13.5 SURVIVAL. This Article 13 shall survive the termination or expiration of this Agreement for a period of ten (10) years.

14.   PUBLICITY.

            14.1 INITIAL PRESS RELEASE. The parties shall issue a mutually approved, initial press release within thirty (30) days after the Effective Date.

            14.2 PUBLIC ANNOUNCEMENTS. With the exception of Section 14.1, neither Tanabe nor Genelabs shall make any public announcement concerning the existence of or the terms of this Agreement, without the prior written approval of the other party with regard to the form, content and precise timing of such announcement, except and only to the extent that such as may be required to be made by either party in order to comply with applicable law, regulations, court order, or tax or securities filings. Such consent shall not be unreasonably withheld or delayed by such other party. Prior to any such public announcement, the party wishing to make the announcement will submit a draft of the proposed announcement to the other party in sufficient time to enable the other party to consider and comment thereon. Notwithstanding anything to the contrary in this
Agreement: (a) nothing in this Article 14 is intended to prohibit either party from republishing or restating information relating to this Agreement that has already been approved by the other party for use in a prior press release or public announcement, and (b) Tanabe shall be permitted to issue press releases or public announcements about Tanabe Products without Genelabs' prior written consent after the Commercial Launch of a Tanabe Product, subject to reasonable prior notice under the circumstances to Genelabs with respect to significant, previously undisclosed beneficial or adverse matters concerning Tanabe Products or a Prasterone Product.

15.   USE OF GENELABS' MARKS AND LOGOS ON PACKAGING; TRADEMARKS.

            15.1 USE OF GENELABS' TRADEMARKS. With respect to the development and commercialization of Tanabe Products under this Agreement, Tanabe shall have the choice, at its sole discretion, to (a) develop its own trademarks or (b) use any of Genelabs trademarks set forth in Exhibit B (the "Trademarks"). Tanabe shall provide written notice of its election under this Section 15.1 to Genelabs within eighteen (18) months after the Effective Date.

            15.2 LICENSE OF TRADEMARKS. In the event that Tanabe elects to use the Trademarks in connection with its development and/or commercialization of Tanabe Products under this Agreement, Genelabs shall be responsible for the filing, prosecution, maintenance and defense of Japanese character

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

version (Katakana) of the Trademarks selected by Tanabe, at Tanabe's own expense. Genelabs will agree to grant to Tanabe an exclusive, royalty-free, non-transferable (but shall be sublicensable pursuant to and subject to Section 3.2) right and license to use the Trademarks and their Japanese character version (Katakana) in connection with its marketing and commercialization of Tanabe Products in the Territory under suitable terms and conditions to preserve the strength and enforceability of any Trademark. The parties will enter into a written agreement covering such terms and conditions when and if Tanabe so elects to use the Trademarks.

            15.3 TANABE TRADEMARKS. In the event that Tanabe elects to develop its own trademarks ("Tanabe Trademarks") in connection with the development and commercialization of Tanabe Products under this Agreement, Tanabe shall be responsible for the filing, prosecution, maintenance and defense of such trademarks and their Japanese character version (Katakana). In the event of termination of this Agreement by Tanabe pursuant to Section 16.3 or by Genelabs pursuant to Section 16.4, Tanabe shall assign any such Tanabe Trademark to Genelabs under terms and conditions drafted to preserve the strength and enforceability of such trademark, as mutually agreed by the parties in writing.

16.   TERM AND TERMINATION.

            16.1 TERM. The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated in whole or in part as specifically provided for in this Agreement, shall continue in effect until termination of Tanabe's royalty obligations under Section 6.9. After the expiration of the term in accordance with the foregoing (unless earlier terminated), Tanabe licenses under Genelabs' rights in, to and under Genelabs Know-How, Genelabs Clinical Data and Trademarks (subject to Article 15) to make, have made, use, sell, offer for sale and import Tanabe Products in the Territory shall become royalty-free; provided however that Tanabe may still be subject to the terms and conditions of Genelabs' agreements with Third Parties and/or Genelabs Licensees as provided for in this Agreement.

            16.2 TERMINATION FOR DEFAULT. If either party materially breaches any material term or condition of this Agreement, the other party may notify the breaching party in writing of such breach, setting forth the nature of the breach in reasonable detail. If the breaching party fails to cure such breach within sixty (60) days after the receipt of the foregoing notice from the non-breaching party for any and all material breaches, then the non-breaching party may terminate this Agreement effective immediately upon a second written notice to the breaching party.

            16.3 VOLUNTARY TERMINATION. Prior to the commercial launch of the first Tanabe Product, Tanabe shall have the right to terminate this Agreement, with or without cause, upon one hundred eighty (180) days prior written notice to Genelabs. Following the commercial launch of the first Tanabe Product, Tanabe shall have the right to terminate this Agreement, with or without cause, upon three hundred sixty-five (365) days prior written notice to Genelabs; provided however that Tanabe shall provide commercially reasonable support to Genelabs to ensure a smooth transition of responsibilities to Genelabs' new partner in the Territory, including without limitation by providing reasonable copies of documents and materials reasonably requested by Genelabs and to answer reasonable questions and provide reasonable advice which relate to the Tanabe Product.

            16.4 TERMINATION FOR REASONS OF INSOLVENCY OR TERMINATION OF BUSINESS ACTIVITIES. Either party may forthwith terminate this Agreement by giving a written notice of termination to the other party, if the other party makes a general assignment for the benefit of creditors; applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets or such a receiver, trustee or liquidator is appointed; or such other party has filed against it an involuntary petition of bankruptcy that has not been dismissed within thirty (30) days thereof, or files a voluntary petition of bankruptcy, or a

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

petition or answer seeking reorganization, or seeks to take advantage of any other law relating to relief of debtors; or has wound up or liquidated its business.

            16.5 SURVIVING OBLIGATIONS. Termination or expiration of this Agreement shall not terminate Tanabe's obligation to pay all milestone payments, royalties and other payments that shall have accrued hereunder prior to the date of such expiration or termination. In the event Tanabe terminates this Agreement pursuant to Section 16.3, the obligations of the parties under Sections 2.4 (with respect to Tanabe's obligation to provide information), 2.7, 3.3, 3.4, 4.2(c), 5.3, 5.5 (for as long as the parties have Prasterone Products in the market), 9.1(a), 9.3, 9.4(b), 10.3, 15.3 and 16.5-7 and Articles 8, 12-13 and
17-18 of this Agreement shall survive the termination of this Agreement. In the event of any other termination or expiration of the Agreement, the obligations of the parties under Sections 2.4, 2.5, 2.7, 3.3, 3.4, 4.2 (excluding however the parties' obligation to provide assistance and cooperation to each other in connection with the other party's regulatory filings), 4.3, 5.3, 5.5 (for as long as the parties have Prasterone Products in the market), 9.1, 9.2, 9.3, 10.3, 15.3 and 16.5-7 and Articles 8, 12-13 and 17-18 of this Agreement shall survive the termination or expiration of this Agreement.

            16.6 CONTINUING LIABILITY. Termination or expiration of this Agreement for any reason shall not release any party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a party may have hereunder or that may arise out of or in connection with such termination.

            16.7 DESTRUCTION OF CONFIDENTIAL INFORMATION. Within thirty (30) days after the expiration or earlier termination of this Agreement, each party shall destroy the Confidential Information of the other party disclosed under this Agreement, such destruction to be confirmed in writing to such other party by the destroying party; provided however that either party may retain the other party's Confidential Information solely to the extent necessary to exercise its rights surviving such termination or expiration as set forth under Section 16.5.

17.   DISPUTE RESOLUTION.

            17.1  ARBITRAL BODY MEDIATION.

                  (a) Any claim or controversy arising out of or related to this Agreement or any breach hereof that cannot be resolved by the parties or through the procedure set forth in Section 2.2(c), including disputes relating to an alleged breach or to termination of this Agreement shall first be submitted to the parties' respective Chief Executive Officers for attempted resolution by good faith negotiation within thirty (30) days after such referral is made. In the event such officers are unable to resolve such dispute within such thirty (30) day period, either party may assert its rights in a manner in accordance with the provisions of Section 17.1(b) below.

                  (b) If the parties are unable to resolve a dispute through executive mediation as set forth in Section 17.1(a), such dispute shall be finally and exclusively resolved by arbitration under the then obtaining Rules of Arbitration of the International Chamber of Commerce, by which each party hereto agrees to be bound. The arbitration shall consist of a single arbitrator mutually agreed by the parties, or, in the absence of such agreement, each party shall select an arbitrator and those two arbitrators shall select a third arbitrator who shall arbitrate the dispute. Any arbitration shall take place in San Francisco, California, U.S., if such arbitration is initiated by Tanabe, and in Osaka, Japan, if such

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

arbitration is initiated by Genelabs. The award of the arbitrator shall be final and binding. The parties waive any right to appeal the arbitration award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection such as temporary injunctions or similar equitable relief pending or during arbitration; and (iii) to enforce any decision of the arbitrator, including the final award.

                  (c) The arbitration shall be confidential and the arbitrator shall take appropriate steps to safeguard each party's Confidential Information. Except as required by law, no party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without the prior written consent of the other party. The existence of any dispute submitted to arbitration, and the recommendation of the arbitrator, shall be kept in confidence by the parties and the arbitrator, except as otherwise required by Applicable Laws.

                  (d) The arbitrator in any such dispute shall issue his or her decision on any issues submitted for resolution under this Section 17.1 in a reasonably prompt time frame under the circumstances, but in any event no later than within one hundred twenty (120) days after the arbitrator has been selected, unless the parties mutually agree otherwise.

18.   MISCELLANEOUS.

            18.1 AGENCY. Neither party is, nor shall it be deemed to be, an employee, agent, co-venturer, partner or legal representative of the other party for any purpose. Neither party shall be entitled to enter into any contracts in the name of, or on behalf of, the other party, nor shall either party be entitled to pledge the credit of the other party in any way or hold itself out as having the authority to do so.

            18.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Tanabe, Genelabs and their respective successors and permitted assigns; provided, however, that neither Tanabe nor Genelabs may transfer or assign any of its rights and obligations hereunder without the prior written consent of the other, such consent not to be unreasonably withheld, except that either party may transfer or assign any of its rights and obligations hereunder to a person that acquires all or substantially all of the assets of such party or pursuant to a merger or consolidation involving substantially all of the assets to which this Agreement relates, provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement. Each party shall notify the other within thirty (30) days after any such transfer, assignment, merger, sale or consolidation. The party receiving such notices shall keep such information strictly confidential. Unless affirmed in writing by the nonassigning party, any purported assignment in contravention of this
Section 18.2 shall be null and void and of no effect.

            18.3 FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts that may be necessary or appropriate to carry out the purpose and intent of this Agreement.

            18.4 FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and the party receiving notice shall be similarly excused from its respective

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                                             ** CONFIDENTIAL TREATMENT REQUESTED

obligations which it is thereby disabled from performing; provided, however, that party providing notice commences and continues reasonable and diligent actions to cure such force majeure cause. Notwithstanding the foregoing, nothing in this Section 18.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

            18.5 NOTICES. All notices, reports and other communications hereunder shall be in English, in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid or sent by express courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that, notices of a change of address shall be effective only upon receipt thereof):

         If to Tanabe,
         addressed to:             Tanabe Seiyaku Co., Ltd.
                                   2-10 Dosho-machi 3-chome,
                                   Chuo-Ku, Osaka, Japan
                                   Fax: +81 6 6202 5040
                                   Attention: General Manager of Legal Division

         If to Genelabs,
         addressed to:             Genelabs Technologies, Inc.
                                   505 Penobscot Drive,
                                   Redwood City, California, United States 94063
                                   Fax: +650-368-0709
                                   Attention:  General Counsel

            18.6 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party.

            18.7 WAIVER. The failure of a party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver hereunder shall be effective unless made in writing and signed by the waiving party.

            18.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            18.9 DESCRIPTIVE HEADINGS. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.

            18.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

License and Collaboration Agreement (Prasterone)

                                             ** CONFIDENTIAL TREATMENT REQUESTED

            18.11 PATENT MARKING. Tanabe agrees to mark the appropriate patent number or numbers on all Tanabe Products (or the container or label, as appropriate) made or sold in accordance with all applicable governmental laws, rules and regulations to the extent reasonably possible, and to require Tanabe Sublicensees to do the same.

            18.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California, without regard to conflicts of laws principles or provisions that would result in the application of the substantive laws of another jurisdiction.

            18.13 COMPLIANCE WITH LAW. Nothing in this Agreement shall be deemed to permit either party to export, re-export or otherwise transfer any Technology of the other party transferred hereunder or Tanabe Products manufactured therefrom without complying with applicable laws.

            18.14 ENTIRE AGREEMENT OF THE PARTIES. This Agreement and the Exhibits attached hereto, constitute and contain the complete, final and exclusive understanding and agreement of the parties hereto and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof (including without limitation the letter of intent dated as of July 17, 2003 by and between the parties), and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements, except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, as of the Effective Date.

GENELABS TECHNOLOGIES, INC.                  TANABE SEIYAKU CO., LTD.

By: /s/ IRENE A. CHOW                        By: /s/ N. HAYAMA

Date: 1/28/04                                Date: Jan 28 2004

Name: Irene A. Chow                          Name: Natsuki Hayama

Title: Chairman of the Board and             Title: President and Representative
       Chief Executive Officer                      Director

License and Collaboration Agreement (Prasterone)

                                             ** CONFIDENTIAL TREATMENT REQUESTED

                           EXHIBIT A: GENELABS PATENTS

WO/00/54763

WO/01/35949

WO/0135975

License and Collaboration Agreement (Prasterone)

                                             ** CONFIDENTIAL TREATMENT REQUESTED

                              EXHIBIT B: TRADEMARKS

ANASTAR(R)

      Registered 3/7/03, Renewal due 3/7/08

      Registration number: 4651389

      Description: Pharmaceutical preparations, namely, steroids

PRESTARA(R)

      Registered 7/19/02, Renewal due 7/19/07

      Registration number 4587650

      Description: Pharmaceutical preparations

License and Collaboration Agreement (Prasterone)

                            STOCK PURCHASE AGREEMENT

                                     between

                           GENELABS TECHNOLOGIES, INC.

                                       and

                            TANABE SEIYAKU CO., LTD.

                                   dated as of

                                January 28, 2004

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT dated as of January 28, 2004 (the "AGREEMENT") is made between GENELABS TECHNOLOGIES, INC., a California corporation, ("GENELABS") and TANABE SEIYAKU CO., LTD., a Japanese corporation ("TANABE").

                                 R E C I T A L S

      A. Genelabs is willing to enter into a License and Collaboration Agreement with Tanabe for the commercialization of products on the terms and conditions set forth in the License and Collaboration Agreement of even date herewith between Genelabs and Tanabe (the "LICENSE AND COLLABORATION AGREEMENT").

      B. In connection with the License and Collaboration Agreement, Genelabs shall sell to Tanabe that number of shares of Genelabs common stock, no par value (the "COMMON STOCK") equal to two million six hundred thousand dollars ($2,600,000) (the "Purchase Price") divided by the Determined Price per share (defined below) (the "Purchased Shares"). If the calculation of the number of Purchased Shares shall result in a fractional share, the number of Purchased Shares shall be rounded down to the nearest whole share.

      NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

      1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, Genelabs has authorized the sale to Tanabe of the Purchased Shares.

            (a) Purchase and Sale. Following the execution and delivery of this Agreement, Genelabs shall sell to Tanabe, and Tanabe shall purchase from Genelabs, upon the terms and conditions hereinafter set forth, the Purchased Shares. For purposes of this Agreement, the Determined Price per share shall be a price that is 115% of the Market Price per share. The Market Price per share shall be the average of the closing prices of the Common Stock as quoted on Nasdaq for the ten-trading-day period ending January 27, 2004. In calculating the average of the closing prices of the Common Stock, three (3) decimals shall be effective.

      2.    Deliveries at Closing.

            2.1 Delivery of the Purchased Shares and Purchase Price at the Closing. The closing (the "Closing") of the purchase and sale of the Purchased Shares shall occur immediately upon Genelabs's receipt of the Purchase Price by wire transfer from Tanabe following the execution of this Agreement. Upon receipt of the wire transfer of the Purchase Price, Genelabs shall deliver to Tanabe via express/overnight courier one or more stock certificates representing the Purchased Shares registered in the name of Tanabe. Genelabs' obligation to complete the purchase and sale of the Purchased Shares at the Closing shall be subject to receipt by Genelabs of a wire transfer in the full amount of the Purchase Price for the Purchased Shares and the accuracy in all material respects of the representations and warranties made by Tanabe herein, except to the extent that Genelabs shall elect to waive all or a part of such conditions. Tanabe's obligation to accept delivery of such stock certificate(s) and to pay for the Purchased Shares shall be subject to the accuracy in all material respects of the representations and warranties made by Genelabs herein, except to the extent that Tanabe shall elect to waive all or a part of such conditions.

      3. Representations and Warranties of Genelabs. Except as set forth on the Disclosure Schedule attached hereto, Genelabs hereby represents and warrants to Tanabe as follows:

            3.1 Organization and Qualification. Genelabs and each of its Subsidiaries (each a "SUBSIDIARY" and together the "SUBSIDIARIES") as listed on the Disclosure Schedule is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Genelabs nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents that could have or could reasonably be expected to result in a Material Adverse Effect (as defined below). Each of Genelabs and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a material and adverse effect on the results of operations, business or financial condition of Genelabs and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

            3.2 Authorized Capital Stock. As of the date hereof, the authorized capital stock of Genelabs consists of (a) 125,000,000 shares of Common Stock, of which on December 31, 86,935,492 shares were validly issued and outstanding, fully paid and non-assessable and (b) 4,990,000 shares of undesignated preferred stock, no par value per share, none of which are issued and outstanding. Except for the options and warrants to purchase shares of Common Stock listed on the Disclosure Schedule, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Genelabs of any shares of its capital stock. The Disclosure Schedule also lists the number of shares reserved for the exercise of options granted in the future.

            3.3 Authorization, Execution and Enforcement. Genelabs has the requisite corporate power and authority to enter into and to perform the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Genelabs and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Genelabs and no further action is required by Genelabs in connection herewith. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Genelabs enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.4 No Conflicts. The execution, delivery and performance of this Agreement by Genelabs and the consummation by Genelabs of the transactions contemplated hereby do not: (i) conflict with or violate any provision of Genelabs' or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Genelabs or Subsidiary debt or otherwise) or other understanding to which Genelabs or any Subsidiary is a party or by which any property or asset of Genelabs or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Genelabs or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Genelabs or a Subsidiary is bound or affected, or
      (iv) result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance on any properties or assets of Genelabs or any Subsidiary; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            3.5 Filings, Consents and Approvals. Other than an approval or determination under the rules of the NASDAQ National Market that the Purchased Shares may be issued without approval of the shareholders of Genelabs, Genelabs is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Genelabs of this Agreement.

            3.6 Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, encumbrances, security interests, rights of first refusal or other restrictions of any kind.

            3.7 SEC Reports; Financial Statements. Genelabs has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, for the thirty-six months preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Disclosure Schedule, the "DISCLOSURE MATERIALS") or has filed an extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Genelabs included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Genelabs and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

            3.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

            3.9 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Genelabs to any broker, financial advisor or consultant finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. Tanabe shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Tanabe pursuant to agreements executed or entered into by Tanabe which fees or commissions shall be the sole responsibility of Tanabe) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

            3.10 Securities Law Compliance. Assuming the accuracy of the representations and warranties of Tanabe contained in Section 5, the offer, issuance, sale and delivery of the Securities constitute an exempt transaction under the Securities Act.

            3.11 Registration Rights. Except as contemplated by Section 6 of this Agreement or disclosed in the Disclosure Schedule, Genelabs is currently not under any obligation to register any of its securities.

      4. Representations, Warranties and Covenants of Tanabe. Tanabe represents and warrants to, and covenants with, Genelabs as follows:

            4.1   Investment Considerations.

                  (a) Tanabe is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchased Shares, including investments in securities issued by companies comparable to Genelabs;

                  (b) Tanabe acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Genelabs concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in such shares; (ii) access to information about Genelabs and the Subsidiaries and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Genelabs possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

                  (c) Tanabe is acquiring the Purchased Shares for its own account for investment only and with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

                  (d) Tanabe understands that the Purchased Shares it is purchasing are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Genelabs in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Tanabe represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

                  (e) Tanabe qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and

                  (f) It is understood that the certificates evidencing the Purchased Shares shall bear the following legend:

      "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if requested by Genelabs, an opinion of counsel reasonably satisfactory to Genelabs and its counsel, that such registration is not required under such Act."

            4.2   Due Execution, Delivery and Performance of the
      Agreement. Tanabe is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and has the requisite corporate power and authority to enter into and to perform the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Tanabe and no further action is required by Tanabe in connection herewith. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Tanabe enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3   Shareholders Meetings.

                  (a) Quorum. For so long as Tanabe and its affiliates hold the Securities they shall vote all of the Purchased Shares in any and all meetings of the shareholders of Genelabs.

                  (b) Voting. For a period of two (2) years from the date hereof, Tanabe and its affiliates shall vote all of the Purchased Shares for any and all proposals submitted by Genelabs to the vote of its shareholders, including but not limited to the election of directors, in accordance with the recommendations of the Board of Directors of Genelabs, or any committee thereof, to the shareholders with respect to such proposals.

            4.4 Purchase of Voting Securities. For a period of two (2) years from the date hereof, Tanabe and its affiliates shall not, in the aggregate, purchase, acquire or beneficially own, or offer or agree to purchase, acquire or beneficially own, directly or indirectly, or alone or in concert with others, by purchase, gift, or otherwise, an aggregate of nineteen and nine-tenths percent (19.9%) or more of any class of voting securities of Genelabs, or any successor to or affiliate of Genelabs by merger, consolidation, sale of assets, combination or otherwise.

            4.5 Transfer of Purchased Shares. For a period of two (2) years from the date hereof, Tanabe and its affiliates agree that, without the prior written consent of Genelabs, they (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the Purchased Shares, and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to the Purchased Shares (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the Purchased Shares, whether or not such transaction is to be settled by delivery of the Purchased Shares, other securities, cash or other consideration.

      5.    Registration Rights

            5.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                  (a) "Registration Expenses" shall mean all expenses incurred in complying with registrations, filings or qualifications under Sections
      5.2 and 5.3 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for Genelabs, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Genelabs and Selling Expenses), and fees and expenses of one special counsel, if any, for the Tanabe not to exceed $25,000.

                  (b) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale, inclusive of all fees and disbursements of counsel for Tanabe (excluding amounts to be paid to one special counsel for Tanabe under Registration Expenses).

            5.2   Piggyback Registration.

                  (a)   Triggering Event. The rights described in this Section
      5.2 shall be available to Tanabe on and after the second anniversary of the date of this Agreement if and only if (i) Tanabe shall desire to sell some or all of the Purchased Shares, (ii) Tanabe shall contact one or more reputable brokerage or investment banking firms to assist Tanabe in executing such sale, and (iii) Tanabe shall be advised by such firms (and provide reasonable evidence of such advice to Genelabs) that the stock price, trading commission and trading execution terms available to Tanabe in selling the Purchased Shares are not substantially similar to the price, commission and terms that would be available to any other person seeking to sell a similar number of shares that are registered under the Securities Act of 1933.

                  (b) Registration. Provided that the rights provided hereunder are available under the provisions of Section 5.2(a), if at any time or from time to time, Genelabs shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a Special Registration Statement, which shall mean: (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Commission Rule 145 transaction, Genelabs will:

                        (i)   promptly give to Tanabe written notice thereof;
      and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Purchased Shares specified in a written request or requests, made by Tanabe within twenty (20) days after mailing of written notice by Genelabs.

                  (c) Underwriting. If the registration of which Genelabs gives notice is for a registered public offering involving an underwriting, Genelabs shall so advise Tanabe as a part of the written notice given pursuant to Section 5.2(b)(i). In such event the right of Tanabe to registration pursuant to Section 5.2 shall be conditioned upon Tanabe's participation in such underwriting and the inclusion of Tanabe's Purchased Shares in the underwriting to the extent provided herein. Tanabe shall (together with Genelabs and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter ("Underwriter's Representative"). Notwithstanding any other provision of this Section 5.2, if the Underwriter's Representative determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Purchased Shares to be included in the registration and underwriting and such number shall be allocated, first, to Genelabs, second to Tanabe and other holders who have registration rights electing to participate in such underwriting, on a pro rata basis based on the total number of shares held by Tanabe and such participating holders, and, third, to any other shareholder of Genelabs on a pro rata basis. If Tanabe disapproves of the terms of any such underwriting, Tanabe may elect to withdraw therefrom by written notice to Genelabs and the Underwriter's Representative. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            5.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 5.2 shall be borne by Genelabs; and, unless otherwise stated, all Selling Expenses relating to shares registered by Tanabe shall be borne by Tanabe on the basis of the number of shares so registered.

            5.4 Registration Procedures. In the case of each registration, qualification or compliance effected by Genelabs pursuant to this Section 6, Genelabs will keep Tanabe advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Genelabs will as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of one hundred twenty (120) days or until Tanabe has completed the distribution described in the registration statement relating thereto, whichever occurs first.

                  (b) Furnish to Tanabe and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the intended disposition of the Purchased Shares covered by such registration statement.

                  (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Tanabe; provided that Genelabs shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Underwriter's Representative of such offering. Tanabe shall also enter into and perform its obligations under such an agreement.

                  (f) Notify Tanabe at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Genelabs will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (g) Use its best efforts to furnish, on the date that such Purchased Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Genelabs for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Genelabs, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                  (h) Cause all such Purchased Shares registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Genelabs are then listed; or, if not previously listed on any exchange, then cause all such Purchased Shares to be listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System.

                  (i) Provide a transfer agent and registrar for all Purchased Shares registered pursuant hereunder and a CUSIP number for all such Purchased Shares, in each case not later than the effective date of such registration.

            5.5   Indemnification.

                  (a) To the extent permitted by law, Genelabs will, and does hereby undertake to, indemnify and hold harmless Tanabe, each of its officers, directors and partners, and each person controlling Tanabe within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on compliance with, any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by Genelabs of any federal, state or common law rule or regulation applicable to Genelabs and relating to action or inaction required of Genelabs in connection with any such registration, qualification or compliance, and will reimburse Tanabe, each of its officers, directors and partners, and each person controlling Tanabe, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Genelabs will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Genelabs by an instrument executed by Tanabe or underwriter expressly for use in connection with such registration.

                  (b) To the extent permitted by law, Tanabe will, if Purchased Shares held by Tanabe are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Genelabs, each of its directors and officers, agents and employees, each underwriter, if any, of Genelabs' securities covered by such a registration statement, each person who controls Genelabs or such underwriter within the meaning of Section 15 of the Securities Act, and Tanabe, each of its officers, directors and partners and each person controlling Tanabe within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any of the following: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Genelabs of the Securities

      Act (collectively, a "Holder Violation"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by Tanabe under an instrument duly executed by Tanabe and stated to be specifically for use in connection with such registration; and Tanabe will reimburse any legal or other expenses reasonably incurred by Genelabs or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 5.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Tanabe, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 5.5 exceed the net proceeds from the offering received by Tanabe.

                  (c)   Each party entitled to indemnification under this
      Section 5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

                  (d) If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Tanabe hereunder exceed the net proceeds from the offering received by Tanabe.

                  (e)   The obligations of Genelabs and Tanabe under this
      Section 5.5 shall survive completion of any offering of Purchased Shares in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            5.6 Information From Tanabe. Tanabe shall furnish to Genelabs such information regarding Tanabe and the distribution proposed by Tanabe as Genelabs may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

            5.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Purchased Shares to the public without registration, Genelabs agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times;

                  (b) File with the Commission in a timely manner all reports and other documents required of Genelabs under the Securities Act and the Exchange Act; and

                  (c) Furnish Tanabe forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of its compliance with the Securities Act and the Exchange Act; Genelabs shall provide forthwith upon written request a copy of the most recent annual or quarterly report of Genelabs, and such other reports and documents of Genelabs as Tanabe may reasonably request in availing itself of any rule or regulation of the Commission allowing Tanabe to sell any such Purchased Shares without registration.

            5.8 Assignment of Registration Rights. The rights to cause Genelabs to register the Purchased Shares and related rights granted Tanabe under Section 5 may be assigned to any transferee upon a transfer of any Purchased Shares; provided, that Genelabs receives notice of such assignment, and the transferee agrees to be bound by the registration rights provisions in Section 5 of this Agreement.

      6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Genelabs and Tanabe herein shall survive the execution of this Agreement, the delivery to Tanabe of the Purchased Shares being purchased and the payment therefor, except to the extent otherwise provided herein.

      7.       Miscellaneous.

               7.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

IF TO GENELABS:                     Genelabs Technologies, Inc.
                                    505 Penobscot Drive
                                    Redwood City, CA 94063
                                    Attn: General Counsel
                                    Facsimile: (650) 368-0709

IF TO TANABE:                       Tanabe Seiyaku Co., Ltd
                                    2-10 Dosho-machi 3-chome
                                    Chuo-ku, Osaka, Japan
                                    Attn: General Manager of Legal Division
                                    Facsimile: +81 6 6202 5040

               7.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

               7.3 Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Genelabs and Tanabe. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

               7.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

               7.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

               7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

               7.8 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

               7.9 Publicity. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

GENELABS TECHNOLOGIES, INC.

By: ___________________________________________
Name: Irene A. Chow, Ph.D.
Its:  Chairman and Chief Executive Officer

TANABE SEIYAKU CO., LTD.

By: ___________________________________________
Name:
Its: